Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESEARCH AND DEVELOPMENT AGREEMENT

This RESEARCH AND DEVELOPMENT AGREEMENT (the “AGREEMENT”) is entered into as of August 17, 2015 (the “EFFECTIVE DATE”) by and among THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a member institution of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), ZIOPHARM ONCOLOGY, INC., a Delaware corporation (“ZIOPHARM”), and INTREXON CORPORATION, a Virginia corporation (“INTREXON”). ZIOPHARM and INTREXON are referenced herein collectively as the “LICENSEE”.

RECITALS

A. UTMDACC (represented by THE BOARD OF REGENTS (“BOARD”) of the SYSTEM, an agency of the State of Texas), INTREXON and ZIOPHARM are parties to that certain LICENSE AGREEMENT, dated January 13, 2015 (such agreement, the “LICENSE AGREEMENT”, and such date, the “LICENSE EFFECTIVE DATE”);

B. Pursuant to and in accordance with Section 5.1 of the LICENSE AGREEMENT, LICENSEE acquired the rights to the TRANSFERRED RESEARCH PROGRAMS (as defined in the LICENSE AGREEMENT), and UTMDACC agreed to transfer such TRANSFERRED RESEARCH PROGRAMS to LICENSEE promptly after the LICENSE EFFECTIVE DATE;

C. ZIOPHARM agreed to fund certain research and development activities at UTMDACC for a period of three (3) years under Section 5.2 of the LICENSE AGREEMENT;

D. The parties desire to further specify the scope and process for the initial transfer of the TRANSFERRED RESEARCH PROGRAMS by UTMDACC to LICENSEE, as well as the terms and conditions governing the subsequent collaborative research and development of the TRANSFERRED RESEARCH PROGRAMS and NEW RESEARCH PROGRAMS (as defined in Section 2 below), including the funding of certain of such research and development activities at UTMDACC by ZIOPHARM, all under this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. TRANSFERRED RESEARCH PROGRAMS

1.1 EXISTING PROGRAMS. Pursuant to and in accordance with Section 5.1 of the LICENSE AGREEMENT, LICENSEE acquired the rights to the TRANSFERRED RESEARCH PROGRAMS existing as of the LICENSE EFFECTIVE DATE. The parties acknowledge and agree that MDA15-085 (CD123 Leukemia by

Sleeping Beauty Modified T Cells Expressing Chimeric Antigen Receptors (CARs)) and MDA15-097 (Combinations of VH and VL From Different Monoclonal Antibodies To Generate Chimeric Antigen Receptors) are part of the LICENSED INTELLECTUAL PROPERTY licensed to INTREXON under and subject to the LICENSE AGREEMENT. The parties further acknowledge such TRANSFERRED RESEARCH PROGRAMS have progressed after the LICENSE EFFECTIVE DATE, and such TRANSFERRED RESEARCH PROGRAMS existing as of the EFFECTIVE DATE are specified and set forth on EXHIBIT A of this AGREEMENT (the “EXISTING PROGRAMS”). Promptly after the EFFECTIVE DATE, UTMDACC shall transfer to the LICENSEE the EXISTING PROGRAMS pursuant to the transfer plan attached to this AGREEMENT as EXHIBIT B (the “TRANSFER PLAN”) and in connection with such transfer UTMDACC will provide to the LICENSEE all clinical and pre-clinical information regarding the TRANSFERRED RESEARCH PROGRAMS including, without limitation, all clinical protocols; regulatory files; safety information; all related materials and compositions, and budgets, provided, however, that the TRANSFER PLAN and MD Anderson’s obligations to transfer and deliver items under the TRANSFER PLAN are conditioned upon MD Anderson owning such items and/or having the right to transfer and deliver such items and therefore are subject to (i) compliance with all APPLICABLE LAWS, including HIPAA, and MD Anderson will have no obligation to deliver or transfer any items if such transfer or delivery would violate any APPLICABLE LAW, including HIPAA, but where regulatory requirements require MD Anderson to retain original documents, MD Anderson will provide LICENSEE with copies or electronic copies of such documents, (ii) the rights (including copyright) of third parties and MD Anderson will have no obligation to reproduce, deliver or transfer any items if such transfer or delivery would conflict with or infringe the rights of any third party or breach any contractual obligation, and (iii) the informed consents of patients and study subjects and MD Anderson will have no obligation to deliver or transfer any items if such transfer or delivery is not permitted by an informed consent, but at LICENSEE’S request MD Anderson will seek an IRB waiver to allow the transfer of any restricted item. In connection with such transfer, the parties shall carry out the activities in the TRANSFER PLAN in a collaborative and expeditious manner to minimize the interruption or delay of the TRANSFERRED RESEARCH PROGRAMS. Without limiting the foregoing, UTMDACC shall expeditiously input and process certain documentation, data, results, electronic files, cell lines, molecular constructs, and reports in connection with such transfer in accordance with the output, format and form set forth in the TRANSFER PLAN, and provide LICENSEE with reasonable assistance and make its technical personnel reasonably available to LICENSEE, in each case as set forth in the TRANSFER PLAN. The costs and expenses incurred by UTMDACC in connection with its activities under the TRANSFER PLAN (including the personnel and per copy costs of making copies) shall be deemed “INITIAL TRANSFER COSTS” and funded by ZIOPHARM in accordance with Section 5 below.

1.2 ONGOING PROGRAMS. Each of INTREXON, UTMDACC and ZIOPHARM will: (a) collaborate with respect to the research, development, regulatory, manufacture and other activities in connection with the TRANSFERRED RESEARCH PROGRAMS pursuant to a development plan to be prepared by the JSC (as defined in

Section 3.1(B)(1) below) and agreed upon by the parties as soon as practicable after the EFFECTIVE DATE, which may be amended from time to time by the parties (all such programs, the “ONGOING PROGRAMS”, and such development plan, the “ONGOING PROGRAM DEVELOPMENT PLAN”); (b) conduct the activities assigned to it with respect to such ONGOING PROGRAMS in the ONGOING PROGRAM DEVELOPMENT PLAN; and (c) furnish the facilities, know-how, materials, compositions and technical skills in connection with such activities, as set forth in the ONGOING PROGRAM DEVELOPMENT PLAN. The costs and expenses incurred by UTMDACC in connection with its activities under the Development Plan (as defined in Section 3.1(A) below), either at UTMDACC or in collaboration with a third party, in each case in furtherance of the ONGOING PROGRAM DEVELOPMENT PLAN, shall be deemed “ONGOING PROGRAM DEVELOPMENT COSTS” and funded by ZIOPHARM in accordance with Section 5. For clarity and notwithstanding anything to the contrary in this AGREEMENT, UTMDACC’s agreement or consent shall only be required for the portion of the ONGOING RESEARCH PROGRAM that constitutes UTMDACC RESEARCH ACTIVITIES (as defined in Section 3.1) or UTMDACC CLINICAL TRIAL (as defined in Section 3.3), and shall not be required for other programs and activities, including those conducted by LICENSEE or their third party collaborators, even though such activities may be conducted in the LEASED FACILITY.

2. NEW RESEARCH PROGRAMS. In addition to the ONGOING PROGRAMS, each of INTREXON, UTMDACC and ZIOPHARM will: (a) collaborate with respect to the research, development, regulatory, manufacture and other activities in connection with certain new research and development programs pursuant to development plans to be prepared by the JSC and agreed upon by the parties from time to time after the EFFECTIVE DATE, which development plans may be amended from time to time by the parties. Such programs will be referred to as the “NEW RESEARCH PROGRAM”. The NEW RESEARCH PROGRAMS and the ONGOING PROGRAMS will be collectively referred to as the “RESEARCH PROGRAMS.” The development plans for the NEW RESEARCH PROGRAMS will be referred to as the “NEW PROGRAM DEVELOPMENT PLAN”, and the NEW PROGRAM DEVELOPMENT PLAN and the ONGOING PROGRAM DEVELOPMENT PLAN will be collectively referred to as a “DEVELOPMENT PLAN”; (b) conduct the activities assigned to it with respect to such NEW RESEARCH PROGRAMS in the NEW PROGRAM DEVELOPMENT PLAN; and (iii) furnish the facilities, know-how, materials, compositions and technical skills in connection with such activities, as set forth in the NEW PROGRAM DEVELOPMENT PLAN. Each NEW PROGRAM DEVELOPMENT PLAN will detail the conduct of activities assigned to the parties with respect to such NEW RESEARCH PROGRAM and any related development plans, including the responsibilities with respect to facilities, know-how, and technical skills. Each DEVELOPMENT PLAN shall also include a schedule including the timing and responsibilities with respect to transition from a RESEARCH PROGRAM to a CLINICAL TRIAL. The costs and expenses incurred by UTMDACC in connection with its activities under the DEVELOPMENT PLAN, either at UTMDACC or in collaboration with a third party, in each case in furtherance of the NEW RESEARCH PROGRAMS shall be deemed “NEW PROGRAM DEVELOPMENT COSTS” (and together with the ONGOING PROGRAM

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEVELOPMENT COSTS, the “DEVELOPMENT COSTS”) and funded by ZIOPHARM in accordance with Section 5. For clarity and notwithstanding anything to the contrary in this AGREEMENT, UTMDACC’s agreement or consent shall only be required for the portion of the NEW RESEARCH PROGRAM that constitutes UTMDACC RESEARCH ACTIVITIES (as defined in Section 3.1), and shall not be required for other programs and activities, including those conducted by LICENSEE or their third party collaborators, even though such activities may be conducted in the LEASED FACILITY.

3. CONDUCT OF RESEARCH PROGRAMS.

3.1 THE JSC; PRINCIPAL INVESTIGATOR; GOVERNANCE. (A) (1) For and on behalf of LICENSEE, the JSC or its designee(s) will direct the activities and oversee the DEVELOPMENT COSTS for the RESEARCH PROGRAMS, and may reasonably delegate such responsibilities to one or more delegate(s) approved by the LICENSEE. Subject to UTMDACC’s conflict of interest policies, one or more principal investigator(s) within UTMDACC for the performance of the non-clinical and clinical activities under RESEARCH PROGRAMS or subsets thereof shall be appointed as follows. If as of the Effective Date any existing study under the RESEARCH PROGRAMS does not have an assigned principal investigator, then within thirty (30) days after the EFFECTIVE DATE, the JSC shall nominate one (1) principal investigator to lead the non-clinical portion of the RESEARCH PROGRAM and one (1) or more principal investigator(s) for the ONGOING CLINICAL TRIALS for UTMDACC’s approval. Such principal investigators so nominated by the JSC and approved by the UTMDACC shall be deemed “PRINCIPAL INVESTIGATORS”. In the event UTMDACC decides not to approve any of such nominees by JSC, it shall notify the JSC of such decision and the reasons therefor, and the JSC may nominate a different individual to UTMDACC for its approval. The parties shall use commercially reasonable best efforts to appoint such PRINCIPAL INVESTIGATORS within [***] ([***]) days after the initial nomination by the JSC. For clarity, LICENSEE shall have the sole discretion to engage any principal investigator(s) outside UTMDACC. If for any reason any PRINCIPAL INVESTIGATOR at UTMDACC becomes unavailable or cannot conduct or complete any of the RESEARCH PROGRAMS assigned to such PRINCIPAL INVESTIGATOR, UTMDACC shall promptly notify LICENSEE in writing. UTMDACC in conjunction with the JSC will propose a successor to assume the roles and responsibilities of such PRINCIPAL INVESTIGATOR, and LICENSEE shall have the right to accept or reject the appointment of such successor at its sole discretion. In the event LICENSEE accepts such new appointment, such successor shall become a “PRINCIPAL INVESTIGATOR” and, at LICENSEE’s request, the parties will discuss and amend the applicable DEVELOPMENT PLAN as necessary, taking into consideration the expertise and capacity of such new appointment. If LICENSEE rejects the appointment of such proposed successor, then LICENSEE will have the right to terminate the RESEARCH PROGRAMS assigned to such PRINCIPAL INVESTIGATOR. The activities of all the RESEARCH PROGRAMS to be conducted by UTMDACC through its faculty employees and/or staff employees shall be referred to as the “UTMDACC RESEARCH ACTIVITIES.”

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(2) The parties acknowledge the complexity associated with the transfer, reallocation and/or re-characterization of certain rights and responsibilities in the RESEARCH PROGRAMS, and agree to use commercially reasonable best efforts to ensure minimal interruption and/or delay of the EXISTING PROGRAMS and/or ONGOING PROGRAMS in their decision making, project management, facility, space and other resource allocation in connection with the conduct of the collaboration under this AGREEMENT. With respect to any matter under this AGREEMENT that requires the agreement of the parties, each party’s JSC member(s) shall be responsible for obtaining the expeditious and high priority review within such party.

(B) (1) The parties will establish a joint steering committee (“JSC”), which will be responsible for management and oversight of all aspects of the RESEARCH PROGRAMS. Each party will retain the rights, powers and discretion granted to it under this AGREEMENT and no such rights, powers, or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this AGREEMENT or the parties expressly so agree in writing. The JSC will not have the power to amend, modify or waive compliance with this AGREEMENT.

(2) ZIOPHARM and INTREXON shall each have two (2) members of the JSC, and UTMDACC shall have one (1) member. The initial members of the JSC will be designated by the parties within [***] ([***]) days of the EFFECTIVE DATE. The JSC may elect to include additional members subject to approval of the JSC. The chair of the JSC will be one of the representatives of ZIOPHARM. Each party may remove and fill vacancies for the JSC representatives that it appoints. If a member of the JSC is unable to attend a meeting, he or she may appoint, in writing, a proxy to participate and vote in his or her stead, provided that such proxy has the equivalent scientific and medical expertise and the authority to make decisions with respect to the applicable portion of the RESEARCH PROGRAM during such meeting. Non-voting members of the JSC may be invited to attend to facilitate decision-making and administration, provided that such non-voting member is bound by written obligation of confidentiality at least as stringent as those contained in this Agreement.

(3) Each member of the JSC shall be entitled to [***] ([***]) vote on all matters subject to the determination of the JSC. Decisions of the JSC will be reached by a [***] vote, provided, however, that no action may lawfully be taken at any meeting unless at least one representative of each party (including for this purpose any proxy representative appointed as provided below) is present at the meeting, provided that each party will ensure that at least one representative of such party (or its proxy representative) is present at each regular and/or special JSC meeting properly called to action.

(4) The JSC shall: (a) define and develop strategies to accomplish the objectives of the RESEARCH PROGRAMS, (b) subject to the agreement of UTMDACC with respect to any UTMDACC RESEARCH ACTIVITIES, approve NEW RESEARCH PROGRAM(S) and related project agreement(s), including any material changes thereto, (c) subject to the agreement of UTMDACC and available funding with respect to any UTMDACC RESEARCH ACTIVITIES, determine appropriate facilities and staffing for each RESEARCH PROGRAM(S) and such other resources as may be needed to carry out each RESEARCH PROGRAM, (d) monitor progress and expenditures for each RESEARCH PROGRAM, and (e) seek to resolve any disputes between the parties relating to any RESEARCH PROGRAM.

(5) The JSC may establish and delegate authority granted to it under this AGREEMENT to such other committees, teams, groups or auditors as it deems necessary or appropriate to carry out the responsibilities of the JSC with respect to any RESEARCH PROGRAM including the safe, effective and efficient conduct of related or supporting project; provided, however, that the JSC will remain ultimately responsible for management and oversight of all RESEARCH PROGRAMS notwithstanding any such delegation.

(6) The JSC may meet in such a manner and at such intervals as it deems appropriate, but not less frequently than six (6) times per year, provided, however, that in-person meetings shall take place in Houston, Texas, unless otherwise agreed by UTMDACC and LICENSEE. For clarity the JSC is not required to hold any in-person meetings. The chair of the JSC shall circulate the agenda for each meeting at least two (2) business days in advance and shall preside at each meeting (either by himself or herself, or through his or her designee).

(7) The JSC shall keep written minutes of its meetings which shall reflect its actions and decisions. The intent of the parties is that minutes shall be agreed and signed by a JSC representative of each party within fourteen (14) calendar days following the applicable JSC decision.

(8) At least quarterly, the JSC shall prepare for any RESEARCH PROGRAM that were conducted in the prior quarter or that are then underway, a written status report detailing achievements, progress against objectives and timelines and a statement of actual versus budgeted expenditures. From time to time during the course of any RESEARCH PROGRAM, each party, upon reasonable request, will provide the other parties and the JSC with a written summary of the results of its activities related to that RESEARCH PROGRAM, and, if determined to be appropriate by the JSC, a final written report within thirty (30) days of the completion or termination of the applicable RESEARCH PROGRAM. All reports submitted under this Section will describe the activities taken in furtherance of the RESEARCH PROGRAM by the reporting party, any results achieved and any sole or joint intellectual property conceived, reduced to practice, developed or created in connection with or in performance of the RESEARCH PROGRAM by the reporting party, in the level of detail and format agreed by the JSC. The JSC shall also have the right to supervise, monitor and provide input with respect to the acceptable clinical trial reporting with respect to each CLINICAL TRIAL, including but not limited to: reporting on regulatory interactions, CMC - Batch Records, Translational data, regular clinical reports, IBD, and access to IND copies.

(9) To the extent reasonably practicable, UTMDACC shall notify and consult with LICENSEE prior to taking any administrative action that would adversely affect, delay and/or discontinue any activities under any RESEARCH PROGRAM (including any UTMDACC-INVOLVED CLINICAL TRIALS, as defined below). UTMDACC shall use commercially reasonable best efforts to conclude any such action in a manner sufficient to resume any adversely affected, delayed or discontinued activities as rapidly as reasonably possible. In the event the conduct of a so affected RESEARCH PROGRAM has not been resumed within thirty (30) days following the initiation of a delay, ZIOPHARM, upon delivery of written notice to UTMDACC, shall be relieved from its obligation to fund such RESEARCH PROGRAM at UTMDACC (and such amount will be deducted from ZIOPHARM’s total funding obligation under Article 5) during the continued period of delay. The parties acknowledge that the foregoing provision shall not apply to a discontinuation of a RESEARCH PROGRAM due to the implementation of a PERMISSIBLE DEVIATION, as defined in Section 3.3 below.

3.2 PERFORMANCE AND CONTROL OF RESEARCH PROGRAMS. UTMDACC and the PRINCIPAL INVESTIGATORS shall conduct the UTMDACC RESEARCH ACTIVITIES in accordance with the DEVELOPMENT PLAN and in accordance with all APPLICABLE LAWS (as defined in the LICENSE AGREEMENT). In addition, at LICENSEE’s request and cost, UTMDACC shall, in a timely manner, reasonably cooperate with LICENSEE and provide LICENSEE with reasonable assistance in connection with the preparation, filing and maintenance of regulatory filings and documentations, including documentation relating to the manufacturing activities conducted by UTMDACC under this AGREEMENT. With the exception of CLINICAL TRIALS (as defined in Section 3.3(A) below), and to the extent reasonably practicable, UTMDACC and the PRINCIPAL INVESTIGATORS shall segregate and treat as confidential under Section 15 of this AGREEMENT the conduct and records of the RESEARCH PROGRAMS from those of any other work performed by or in the laboratories or other facilities of UTMDACC, provided that, among other things, UTMDACC and PRINCIPAL INVESTIGATORS shall not be required to establish any separate patient medical record system for any CLINICAL TRIALS conducted as part of the RESEARCH PROGRAM. UTMDACC shall not utilize any other third party funding in connection with the conduct of any of the activities under the RESEARCH PROGRAMS, including but not limited to government grants or personnel paid by such third party funding, without the express prior written approval of LICENSEE.

3.3 CLINICAL STUDIES WITHIN THE RESEARCH PROGRAMS. (A) The parties agree that UTMDACC shall continue to be the regulatory sponsor for all clinical trials within the TRANSFERRED RESEARCH PROGRAMS that are ongoing as of the EFFECTIVE DATE (the “ONGOING TRIALS”) and shall continue to be the holder of the IND(s) for such ONGOING TRIALS unless otherwise decided by the JSC and in such event UTMDACC shall reasonably cooperate in the transition process in compliance with all APPLICABLE LAWS. UTMDACC shall conduct such ONGOING TRIALS (as well as any related long term follow-ups, animal studies and laboratory-based protocols as set forth in the TRANSFER PLAN and DEVELOPMENT PLAN) with one (1) or more LICENSEE-approved PRINCIPAL INVESTIGATORS in accordance with the terms and conditions of this AGREEMENT (including the ONGOING PROGRAM DEVELOPMENT PLAN) and in compliance with all APPLICABLE LAWS. LICENSEE shall have the right to approve appropriate PRINCIPAL INVESTIGATOR(S) for CLINICAL TRIALS such that all funding directed to such CLINICAL TRIALS shall not create fiscal or other conflicts of interest. In addition, such funding shall be accounted for as incurred for clinical work. Notwithstanding the foregoing, in the event any of the parties desires to initiate any new clinical trial within the TRANSFERRED RESEARCH PROGRAMS or the NEW RESEARCH PROGRAMS, ZIOPHARM (either by itself or through its designee) shall have the first right to assume the role of the regulatory sponsor for each such new clinical trial and the holder of the IND for such new clinical trial (each, a “NEW CLINICAL TRIAL” and together with the ONGOING TRIALS, the “CLINICAL TRIALS”). If ZIOPHARM elects not to assume such regulatory sponsorship, then UTMDACC may do so as agreed by the parties (the party that assumes the role of regulatory sponsor for a CLINICAL TRIAL is referred to as the “SPONSOR”). Each CLINICAL TRIAL for which UTMDACC is the SPONSOR shall be deemed a “UTMDACC CLINICAL TRIAL” and each CLINICAL TRIAL for which ZIOPHARM or a designee of ZIOPHARM is the SPONSOR shall be deemed a “ZIOPHARM CLINICAL TRIAL.” UTMDACC CLINICAL TRIALS and ZIOPHARM CLINICAL TRIALS conducted at UTMDACC as a clinical trial site are collectively referred to as “UTMDACC-INVOLVED CLINICAL TRIALS”).” If UTMDACC or LICENSEE desires to: (1) change the PRINCIPAL INVESTIGATOR for any UTMDACC-INVOLVED CLINICAL TRIAL , (2) modify or change the protocol(s), IND(s), Appendix M documents for IBC submission, or the enrollment criteria of any UTMDACC-INVOLVED CLINICAL TRIALS, or (3) conduct any UTMDACC CLINICAL TRIALS at sites other than UTMDACC, then the requesting party shall first notify the other party(ies) in writing and the parties will discuss in good faith the manner in which such additional activities shall be conducted, including whether ZIOPHARM (either by itself or through its designee) is to assume the role of regulatory sponsor for such additional activities. For clarity, ZIOPHARM shall have the sole responsibility and discretion to conduct any and all ZIOPHARM CLINICAL TRIALS that are not UTMDACC-INVOLVED CLINICAL TRIALS. ZIOPHARM shall also be permitted to assign informational ZIOPHARM clinical research associate(s) at its cost to monitor any UTMDACC-INVOLVED CLINICAL TRIALS, provided such clinical research associate(s) will be subject to all written guidelines, policies, procedures, rules, and regulations, including all premises rules, applicable to UTMDACC facilities and will be subject to an obligation of confidentiality consistent with the obligations of confidentiality required of LICENSEE hereunder. The parties agree that the costs and expenses incurred in connection with the conduct at UTMDACC of any portion of any ONGOING TRIALS and/or NEW CLINICAL TRIALS that is a UTMDACC-INVOLVED CLINICAL TRIAL under this Section 3.3 shall be deemed DEVELOPMENT COSTS, regardless of whether UTMDACC is the SPONSOR or holds the IND(s) for such trials. Notwithstanding the foregoing, for any UTMDACC-INVOLVED CLINICAL TRIAL, UTMDACC may implement any deviations from a protocol that are required by APPLICABLE LAW or the IRB, or that are necessary to protect the safety, rights or welfare of study subjects (“PERMISSIBLE DEVIATIONS”). UTMDACC will promptly notify ZIOPHARM of any PERMISSIBLE DEVIATION in writing, including providing any necessary supporting documentation, and to the extent reasonably possible and appropriate will do so prior to implementation. If ZIOPHARM does not agree with the implementation of any of the

PERMISSIBLE DEVIATIONS, ZIOPHARM may immediately terminate the applicable UTMDACC-INVOLVED CLINICAL TRIAL. The JSC shall review each PERMISSIBLE DEVIATION, and discuss as to whether it desires to make any corresponding amendment to the applicable protocol.

(B) With regard to any UTMDACC-INVOLVED CLINICAL TRIAL, UTMDACC and its medical staff, including a PRINCIPAL INVESTIGATOR, shall be responsible for the conduct of the study in accordance with UTMDACC’s human subject research protection program and policies and shall ensure that such CLINICAL TRIAL does not interfere with the clinical care of any research subjects and the treating physician will have sole authority over such clinical care, and nothing in this AGREEMENT will prevent such medical staff from taking any action which is, in the reasonable medical judgment of such medical staff, in a research subject’s best interest. Each party is responsible for ensuring that its principal investigator with respect to any CLINICAL TRIAL and all of its employees and agents working on any such CLINICAL TRIAL are (i) properly informed as to the procedures and other relevant information specified in and relating to the applicable CLINICAL TRIAL protocol and related agreements, and (ii) in compliance with this AGREEMENT and all APPLICABLE LAWS and regulations including the investigator responsibilities described in 21 C.F.R. Part 312 of the regulations of the United States Food and Drug Administration (“FDA”) in their performance of any activities associated with the conduct of any CLINICAL TRIAL.

(C) Subject to APPLICABLE LAWS and the regulatory oversight of the applicable IRB, the parties will collaboratively and expeditiously prepare a mutually acceptable informed consent form, any authorization or other document required under APPLICABLE LAWS, and appropriate patient recruitment materials as necessary for each UTMDACC-INVOLVED CLINICAL TRIAL. All such materials and any changes thereto will be subject to the approval of the applicable CRC, IRB, IBC, UTMDACC, and the JSC, and the parties shall implement any changes mandated by the CRC, IRB and IBC, provided, however, that ZIOPHARM may terminate the applicable CLINICAL TRIAL immediately if it disagrees with any such mandated changes by the CRC and/or IRB and/or IBC. Subject to APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be responsible for filing and maintaining these materials with any governmental authorities and for obtaining any required approvals from any governmental authorities for ZIOPHARM CLINICAL TRIALS and UTMDACC shall make such filing for any and all UTMDACC CLINICAL TRIALS. For any and all CLINICAL TRIALS, the applicable PRINCIPAL INVESTIGATOR will be responsible for filing and maintaining materials related to IRB and IBC for each CLINICAL TRIAL, which materials shall be subject to the prior written approval of ZIOPHARM. Upon approval, ZIOPHARM (either by itself or through its designee) and/or UTMDACC, as applicable, will distribute these materials to the CLINICAL TRIAL sites. The informed consent of each subject participating in a CLINICAL TRIAL will be obtained prospectively using an IRB/EC approved informed consent process. Subject to APPLICABLE LAWS and the regulatory oversight of the applicable IRB and IBC, UTMDACC will be responsible for ensuring that each UTMDACC-INVOLVED CLINICAL TRIAL is in compliance with APPLICABLE LAWS regarding the consenting of human subjects who are participating in any such UTMDACC-

INVOLVED CLINICAL TRIAL, and ZIOPHARM (either by itself or through its designee) will be responsible for ensuring that each site other than UTMDACC that is participating in a ZIOPHARM CLINICAL TRIAL is in compliance with APPLICABLE LAWS regarding the consenting of human subjects who are participating in any such ZIOPHARM CLINICAL TRIAL.

(D) Subject to review and comment by LICENSEE, each UTMDACC-INVOLVED CLINICAL TRIAL will be registered by UTMDACC on a public registry in a manner consistent with the requirements of the International Committee of Medical Journal Editors.

(E) Specifically, and without limiting the generality of Section 7 (D), each party agrees to prepare, maintain and retain complete, accurate, and legible written records, accounts, notes, reports and data relating to its role in the performance of each CLINICAL TRIAL for which it is the SPONSOR (“STUDY RECORDS”). STUDY RECORDS will be retained in a safe and secure manner for at least two (2) years following the later of (i) the approval of the relevant new drug application, (ii) withdrawal of the relevant IND and (iii) as required by APPLICABLE LAWS and regulations including FDA requirements under 21 CFR §312.57. Before UTMDACC destroys any STUDY RECORDS, UTMDACC will notify ZIOPHARM and will either transfer the STUDY RECORDS to ZIOPHARM to the extent such transfer is permitted by APPLICABLE LAWS or arrange with ZIOPHARM for the continued maintenance of such records at an off-site storage site at ZIOPHARM’s cost and expense.

(F) From and after the EFFECTIVE DATE, and to the extent permitted by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be solely responsible for all IND applications and other filings required by the FDA and any other in-country regulatory submissions and approvals (each an “RA”) required to conduct each ZIOPHARM CLINICAL TRIAL. Prior to commencement of any NEW CLINICAL TRIAL, and to the extent permitted by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will prepare and submit to the appropriate governmental authorities any RAs required under the APPLICABLE LAWS. Unless otherwise agreed upon by the parties, or as otherwise directed by the JSC or to the extent otherwise required by APPLICABLE LAWS, ZIOPHARM (either by itself or through its designee) will be the sponsor of any RA and will be responsible for satisfying all sponsor obligations and other requirements of applicable governmental authorities except for sponsor obligations for any UTMDACC-INVOLVED CLINICAL TRIAL, which shall remain the responsibility of UTMDACC. UTMDACC agrees to cooperate with ZIOPHARM (and its designee) to provide any other documents and information required by APPLICABLE LAWS and regulations or that ZIOPHARM (or its designee) reasonably requests in connection with the preparation, filing and maintenance of any RA.

(G) The JSC shall be responsible for ensuring that all CLINICAL TRIAL investigators collect, assess and report adverse events according to the procedures outlined in the applicable CLINICAL TRIAL protocol and as required by APPLICABLE LAWS, acting through the party that is the SPONSOR of the applicable CLINICAL TRIAL to do so.

Each party that acts as SPONSOR of a CLINICAL TRIAL under this AGREEMENT will be responsible for the reporting of adverse events to the other parties, but in no event more than twenty-four hours following a significant adverse event or death, and ZIOPHARM will (to the extent permitted by APPLICABLE LAWS and except as UTMDACC may otherwise be required by APPLICABLE LAWS to do so) report all such adverse events to appropriate government authorities as required by APPLICABLE LAWS. Each party further agrees that it will, in a timely manner consistent with APPLICABLE LAWS and the terms of all applicable CLINICAL TRIAL protocols and related documents, provide LICENSEE and the other parties hereto with all relevant information it obtains regarding the safety and/or the toxicity of any STUDY PRODUCT (as defined in Section 3.4(A)).

(H) ZIOPHARM shall reimburse UTMDACC for the cost of providing necessary medical treatment to a study subject for any injuries directly resulting from the administration of the STUDY PRODUCT in a CLINICAL TRIAL conducted at UTMDACC to a study subject as set forth in the applicable protocol and consent as part of his/her participation in such CLINICAL TRIAL to the extent such injury is not due to the natural progression of the underlying disease or condition of such study subject, unless UTMDACC’s negligence or misconduct causes the injury. Any costs reimbursed by ZIOPHARM under this Section 3.3(H) shall be deemed DEVELOPMENT COSTS under Section 5.

(I) UTMDACC and LICENSEE will promptly notify each other upon identifying any aspect of a UTMDACC-INVOLVED CLINICAL TRIAL protocol, including information discovered during site monitoring visits, or the study results that may adversely affect the safety, well-being, or medical care of the study subjects, or that may affect the willingness of subjects to continue participation in such CLINICAL TRIAL, influence the conduct of such CLINICAL TRIAL, or that may alter the IBC’s and IRB’s approval to continue such CLINICAL TRIAL. For each such CLINICAL TRIAL, UTMDACC shall promptly notify the IBC and IRB of any such events. When the safety or medical care of any study subject enrolled in such CLINICAL TRIAL could be directly affected by study results, then notwithstanding any other provision of this Agreement, UTMDACC will send such study subject a written communication about the results. To the extent appropriate under the circumstances, any such written communication will be subject to prior, timely review and comment by LICENSEE.

(J) (i) Unless otherwise agreed by ZIOPHARM, all UTMDACC-INVOLVED CLINICAL TRIALS will be overseen and the results reviewed by an independent data monitoring committee (“DMC”) established and supported and paid for by ZIOPHARM. The JSC will review and approve the DMC’s membership and procedures. ZIOPHARM will assume responsibility for setting up and supporting all DMC meetings. The JSC will be notified of any DMC meetings. A representative from each party will be invited to attend all sessions of the DMC meetings. All DMC sessions reports related to any UTMDACC-INVOLVED CLINICAL TRIAL will be made available to the JSC.

(ii) ZIOPHARM will promptly determine whether to accept or reject a major DMC recommendation for a CLINICAL TRIAL such as a recommendation to close a

CLINICAL TRIAL. Should ZIOPHARM accept a major DMC recommendation, ZIOPHARM will promptly communicate that decision to the members of the DMC and the JSC. In the event when ZIOPHARM does not elect to accept for implementation a major DMC recommendation, ZIOPHARM will promptly communicate that decision to the members of the DMC and the JSC with its rationale. If UTMDACC does not agree with ZIOPHARM’s decision, UTMDACC, after consultation, as appropriate, with ZIOPHARM about alternative changes, if any, may terminate the applicable UTMDACC-INVOLVED CLINICAL TRIAL, provided that UTMDACC shall notify ZIOPHARM in writing prior to such termination and, to the extent requested by ZIOPHARM, and as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC-INVOLVED CLINICAL TRIAL, transfer the trial to another site designated by ZIOPHARM. With respect to any UTMDACC CLINICAL TRIAL, if ZIOPHARM notifies UTMDACC that it wishes to assume the SPONSORSHIP for any such UTMDACC CLINICAL TRIAL, UTMDACC shall, as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC CLINICAL TRIAL, transfer to ZIOPHARM (or its designee) the SPONSORSHIP for any such UTMDACC CLINICAL TRIAL. The parties will work together to effect a prompt and orderly transfer of the CLINICAL TRIAL to another site and as applicable, the SPONSORSHIP for the CLINICAL TRIAL to ZIOPHARM or its designee. For the sake of clarity, in the event of a disagreement, UTMDACC shall have no obligation to continue a UTMDACC-INVOLVED CLINICAL TRIAL at UTMDACC and UTMDACC will have the right to suspend the CLINICAL TRIAL pending the transfer of the CLINICAL TRIAL and the SPONSORSHIP as contemplated herein.

(K) Notwithstanding anything to the contrary in this AGREEMENT, UTMDACC shall take appropriate corrective action including to terminate or suspend patient enrollment for any UTMDACC-INVOLVED CLINICAL TRIAL (i) for health, safety or regulatory reasons, or (ii) if a PRINCIPAL INVESTIGATOR is no longer employed by UTMDACC, or (iii) if a PRINCIPAL INVESTIGATOR is no longer able to perform his or her obligations, or (iv) if ZIOPHARM breaches its obligations under this AGREEMENT with respect to such CLINICAL TRIAL and fails to cure such breach within thirty (30) business days of receiving written notice from UTMDACC of such breach, provided, however, that before terminating or suspending enrollment for the UTMDACC-INVOLVED CLINICAL TRIAL on the basis of (ii) or (iii) above, at the request of ZIOPHARM, UTMDACC working with the JSC will make a good faith effort to: (a) find a substitute researcher who is ready, willing and able to assume the role of PRINCIPAL INVESTIGATOR and complete such UTMDACC-INVOLVED CLINICAL TRIAL and who is acceptable to ZIOPHARM; or (b) to the extent requested by ZIOPHARM, and as permitted by and to the extent consistent with APPLICABLE LAWS, instead of terminating such UTMDACC-INVOLVED CLINICAL TRIAL, transfer the trial to another site designated by ZIOPHARM and in conjunction therewith in the case of a UTMDACC CLINICAL TRIAL, transfer the SPONSORSHIP for such CLINICAL TRIAL to ZIOPHARM (or its designee).

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3.4 MANUFACTURE, USE AND SUPPLY OF STUDY PRODUCT

(A) Production and Supply of STUDY PRODUCT. Unless otherwise agreed, ZIOPHARM will be responsible for producing or otherwise obtaining and supplying gene and cell products and other study agents used in each CLINICAL TRIAL to be appropriately formulated and in sufficient quantities to complete the applicable CLINICAL TRIAL. Such products, together with any materials and/or components purchased by or on account of LICENSEE or supplied by or on behalf of LICENSEE for use to manufacture such products, as well as any manufacturing intermediaries, will be referred to collectively as the “STUDY PRODUCT”. ZIOPHARM will be responsible for ensuring that all STUDY PRODUCTS will be properly labeled in accordance with the CLINICAL TRIAL protocol and APPLICABLE LAWS and will instruct UTMDACC with respect to such labelling requirements for any STUDY PRODUCT manufactured by UTMDACC.

(B) Limitations on Use of STUDY PRODUCT. Unless otherwise agreed, UTMDACC will (a) use any STUDY PRODUCT only to conduct the CLINICAL TRIAL for which it was supplied and for no other purpose, (b) not transfer any STUDY PRODUCT to anyone other than persons expressly authorized to receive them under this AGREEMENT, (c) not modify, replicate, make derivatives of, or reverse engineer STUDY PRODUCT owned by or exclusively licensed to LICENSEE without LICENSEE’s prior written consent, which consent shall be in LICENSEE’s sole and absolute discretion. UTMDACC will store and handle STUDY PRODUCT in a secure manner to prevent access or use by unauthorized persons, and will observe such reasonable safety measures as are customarily employed by UTMDACC with respect to other similar materials.

(C) Return. Upon completion of a CLINICAL TRIAL or RESEARCH PROGRAM, UTMDACC or the applicable study site will destroy, or at ZIOPHARM’s request and cost, return to ZIOPHARM any unused STUDY PRODUCT. ZIOPHARM will develop and present to the JSC for approval specific return and destruction procedures for STUDY PRODUCT used in CLINICAL TRIALS.

(D) Use and Potential Expansion of UTMDACC’s Cell Processing Facility.

(1) During the TERM, at LICENSEE’s request and cost, UTMDACC agrees to produce, at its cell processing facility (currently on the [***] of the [***]) and/or at the cell processing facility funded by ZIOPHARM, any human cellular and tissue based STUDY PRODUCT and/or components used to manufacture the STUDY PRODUCT (“HCT STUDY PRODUCT”) for any CLINICAL TRIALS under the oversight of the JSC; provided, however, that UTMDACC will only be [***] to manufacture HCT STUDY PRODUCTS for which it determines in its reasonable discretion that it has the existing ability, capacity, facilities, equipment, resources, and expertise to do so, giving [***] (at a minimum no less than any [***] of [***]) to the use of its resources for the manufacturing of HCT STUDY PRODUCT for use in the RESEARCH PROGRAM in such determination. If UTMDACC is unable to manufacture a product for ongoing or planned clinical trial it will promptly provide written notification to LICENSEE of such inability, together with an explanation for the reason thereof. In the event there are manufacturing activities ongoing pursuant to this Section 3.4 at the end of the TERM,

UTMDACC agrees to, at its election: (a) negotiate with LICENSEE the terms and conditions under which UTMDACC will continue to conduct such manufacturing activities on behalf of LICENSEE; or: (b) cooperate with LICENSEE to, at LICENSEE’s cost and expense, effect an orderly transition of such manufacturing activities to LICENSEE or its designee.

(2) The terms for production of any HCT STUDY PRODUCT produced by UTMDACC, including pricing, manufacturing and release specifications, and quality control and quality assurance testing, will be agreed upon by the parties in writing prior to the commencement of manufacturing. All costs and expenses incurred by UTMDACC in connection with the production of such HCT STUDY PRODUCT as agreed to by the parties shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5, provided that such costs and expenses shall be at a rate that is no greater than that used for any internal programs of UTMDACC.

(3) UTMDACC agrees to maintain all required GMP documentation concerning the production services with respect to the HCT STUDY PRODUCT manufactured by UTMDACC, including documentation of all production and quality control testing, standard operating procedures, training records, batch records, logs and such other matters as may be required by APPLICABLE LAWS or by the specifications prescribed by the JSC (“PRODUCTION DATA”). All PRODUCTION DATA will be maintained by UTMDACC in a secure location and access will be limited to authorized UTMDACC and LICENSEE personnel (including consultants and advisors), auditors and governmental authorities; provided, however, that at LICENSEE’s request and cost, and subject to reasonable confidentiality restrictions, copies of such PRODUCTION DATA will be made available to potential third party manufacturers. Based on its prior experience with similar products, UTMDACC will develop a schedule for production, testing and delivery of the each HCT STUDY PRODUCT and once agreed upon by the parties, UTMDACC agrees to produce, test and deliver the HCT STUDY PRODUCT in accordance with the production schedule and pricing agreed upon by the parties, subject to any default in payment by LICENSEE or events of force majeure.

(4) For the avoidance of doubt, LICENSEE will retain (i) ownership of all know-how, data and other intellectual property owned by or independently developed by LICENSEE and (ii) control of all intellectual property licensed to LICENSEE from third parties, in each case, that is made available to UTMDACC in connection with the manufacture of any HCT STUDY PRODUCTS (“LICENSEE MANUFACTURING IP”). UTMDACC shall have no right to (x) use, or (y) disclose to any third party any LICENSEE MANUFACTURING IP except for purposes of carrying out CLINICAL TRIALS, as expressly permitted by this Agreement or as otherwise expressly agreed in writing by LICENSEE.

(E) Other Manufacturing.

(1) LICENSEE shall, at its election, have the right to manufacture STUDY PRODUCT and/or HCT STUDY PRODUCT for use under this AGREEMENT at any site and at any time it deems appropriate. At LICENSEE’s request and if agreed by

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UTMDACC and provided that UTMDACC has the existing ability, capacity, facilities, equipment, resources, and expertise to do so, giving reasonable priority to the use of its resources for the manufacturing of HCT STUDY PRODUCT for use in the RESEARCH PROGRAM in such determination, UTMDACC will manufacture (including formulating and/or assembling) and supply STUDY PRODUCT (other than the HCT STUDY PRODUCT) on behalf of LICENSEE, and such manufacturing and supply shall be subject to the terms and conditions to be agreed by the parties.

(2) UTMDACC agrees to reasonably assist LICENSEE in the establishment of manufacturing facilities for LICENSEE and, at LICENSEE’s request and cost, shall deliver to LICENSEE (or its designee), all data, reports, standard operating procedures, analyses, reagents, vectors, cell lines (such as feeder cells) and other information directly relating to the manufacture of HCT STUDY PRODUCTS that exists at UTMDACC and is then reasonably available and transferable, subject to any third party confidentiality obligations. If at any time during the TERM, LICENSEE identifies particular documents, data or information directly relating to the manufacture of HCT STUDY PRODUCTS that exists at UTMDACC, is then owned or licensed by LICENSEE, and is reasonably available and transferable and that was not previously delivered to LICENSEE, UTMDACC shall promptly provide such data and information to LICENSEE subject to any third party confidentiality obligations, upon LICENSEE’s request and expense, and such expense shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5. As applicable with good practices, the transfer of biologic materials and vectors shall be by the use of qualified shippers.

(F) During the TERM, UTMDACC shall expeditiously provide LICENSEE and designee(s) with reasonable access, at agreed times during ordinary administrative business hours, to UTMDACC PERSONNEL (as defined in Section 6.1) knowledgeable regarding the manufacture of HCT STUDY PRODUCTS for the purpose of assisting LICENSEE with technology transfer to a manufacturing facility. The assistance may be rendered by teleconference or in-person meetings in Houston, at LICENSEE’s expense, and such expense shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5.

(G) During the TERM and as soon as practicable at LICENSEE’s request and cost, and to the extent UTMDACC has [***], [***] and [***] that is [***] and [***], UTMDACC shall [***] a [***] in an [***] in [***] (i.e., [***] as a [***]), provided that the [***] and the [***] and [***] for such [***] of such [***] shall be agreed upon by UTMDACC and LICENSEE (the “[***]”). The costs incurred by UTMDACC in connection with the [***] of such [***] (not including any [***] of [***], [***], and other [***] in connection therewith that will be owned by LICENSEE) as agreed upon between UTMDACC and LICENSEE pursuant to a budget approved by LICENSEE (the “[***]”) shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5. After such [***], during the TERM and thereafter, UTMDACC shall give the production of HCT STUDY PRODUCT and/or other process development and/or production activities under the RESEARCH PROGRAM [***] in such [***]. Any and all such [***], whether or not [***] to the [***], shall be owned by LICENSEE, and UTMDACC shall [***] and [***] such [***] in a safe and appropriate

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location and in appropriate working order, and shall use such [***] only by trained personnel with the [***] being given to the [***] of such [***] for the [***] under the RESEARCH PROGRAM. The cost incurred by UTMDACC in the [***] of the [***] shall be included in the DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5. For clarity, DEVELOPMENT COSTS shall not include, ZIOPHARM shall not be required to reimburse, and UTMDACC shall be solely responsible for, any cost to [***] or [***] any damages or loss to the [***] that are caused by [***] (including [***] by personnel that have not been properly trained) by any UTMDACC PERSONNEL, inappropriate storage or theft at UTMDACC and/or UTMDACC’s negligence or willful misconduct. At any time, LICENSEE shall have the right to remove such [***], provided that UTMDACC shall not be obligated to fulfill its production obligations to the extent such production is affected by the removal of such [***]. If LICENSEE exercises its right to remove any [***], LICENSEE shall be responsible, at its cost, for the removal of such [***] and will be liable for any injury or death of any person and/or damage to property that occurs in connection with the removal, including the cost of repairing the damage to the [***].

(H) LICENSEE shall have the right, at its own cost, to immediately inspect any facility at UTMDACC where manufacturing and/or supply of any STUDY PRODUCT is conducted, and to audit, review and copy the records maintained therein in connection with such manufacture and supply, at reasonably hours during ordinary administrative business hours upon prior written notice to UTMDACC. Such audit and inspection rights will be subject to all written guidelines, policies, procedures, rules, and regulations, including all premises rules, applicable to UTMDACC facilities.

(I)At LICENSEE’s request, UTMDACC will discuss with LICENSEE about the possibility of [***] the [***] as part of the LEASED FACILITY that may be leased by UTMDACC to LICENSEE under Section 4.1.

3.5 STUDY DATA AND SPECIMENS

(A) Definition of Study Data. “STUDY DATA” means all analyzed data, results and other data generated by or on behalf of any party in the course of performing a CLINICAL TRIAL or other research study performed in furtherance of a RESEARCH PROGRAM, including, but not limited to the case report forms (but not including original medical records). All STUDY DATA generated by [***] (either [***] or [***] with [***]) will be referred to as “JOINT STUDY DATA” and all STUDY DATA generated solely by LICENSEE (either by itself or through its AFFILIATE, subcontractor and/or sublicensee, but not [***]) will be referred to as “LICENSEE STUDY DATA.”

(B) Use and Ownership of STUDY DATA.

(1) The parties agree that all JOINT STUDY DATA will be [***] between the parties in a manner consistent with APPLICABLE LAWS and the requirements of oversight bodies such as institutional review boards or ethics committees. In addition, LICENSEE will share summaries of LICENSEE STUDY DATA to the extent necessary to further the UTMDACC RESEARCH ACTIVITIES, as necessary for the health and

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safety of study subjects at UTMDACC, and to the extent necessary for UTMDACC to comply with APPLICABLE LAWS regarding any study being conducted at UTMDACC. Unless otherwise agreed in writing, JOINT STUDY DATA will be [***] by LICENSEE and UTMDACC, and LICENSEE STUDY DATA will be [***] owned by LICENSEE. UTMDACC and LICENSEE shall have the right to publish the STUDY DATA, subject to Section 8 below.

(2) Each party agrees that until publication of the results of an applicable study as permitted under this Agreement, each party will have the limited right to use the JOINT STUDY DATA solely for internal research, academic and patient care purposes, and that it will not disclose any JOINT STUDY DATA to any other person or entity except: (a) as necessary, in a party’s reasonable medical judgment, for the medical care of any research subject, (b) as necessary for protection of that party’s interests against lawsuits, allegations of scientific misconduct, conflict of interest actions, patent infringement and interference proceedings, (c) for purposes of publication or public presentation as permitted under this AGREEMENT, (d) as required by APPLICABLE LAWS and regulations including laws and regulations of the FDA relating to licensure of study products, and (e) with respect to development and advancement of the commercialization of any product subject to confidentiality restrictions as provided herein and other applicable legal requirements with respect to such data. For clarity, LICENSEE will have unlimited right to disclose and use any LICENSEE STUDY DATA solely owned by LICENSEE, and UTMDACC will have the right to use and disclose LICENSEE STUDY DATA solely in furtherance of the UTMDACC RESEARCH ACTIVITIES (including publication in accordance with Section 8 below) and for no other purpose, except that UTMDACC will have no restrictions upon its right to use and disclose LICENSEE STUDY DATA once such data has been publicly disclosed through no wrongful action on the part of UTMDACC.

(C) Ownership and Use of Other Patient Materials. As between UTMDACC and LICENSEE, and subject to the rights, if any, of study subjects and third parties, all tissue samples and biological materials that are derived from any RESEARCH PROGRAM (“STUDY SPECIMENS”) will be the property of [***] unless otherwise expressly agreed upon by the parties. For clarity, STUDY SPECIMENS do not include STUDY PRODUCT. STUDY SPECIMENS may be used by the parties as expressly authorized by the JSC.

3.6 LICENSEE MATERIALS. To the extent LICENSEE provides any tangible chemical and/or biological materials to UTMDACC in connection with the RESEARCH PROGRAMS (the “LICENSEE MATERIALS”), title to such LICENSEE MATERIALS shall remain with LICENSEE at all times. UTMDACC and the PRINCIPAL INVESTIGATORS shall use the LICENSEE MATERIALS solely to perform the RESEARCH PROGRAMS in accordance with the DEVELOPMENT PLAN under this AGREEMENT and for no other purpose, and in compliance with LICENSEE’s instructions and all APPLICABLE LAWS. UTMDACC and PRINCIPAL INVESTIGATOR shall not sell, transfer, disclose or otherwise provide access to the LICENSEE MATERIALS to any person or entity without the prior written consent of LICENSEE, and UTMDACC and PRINCIPAL INVESTIGATOR shall not reverse engineer or otherwise attempt to determine the structure, composition or individual components of the LICENSEE MATERIALS, or alter, modify, improve or otherwise make or test any derivatives of the LICENSEE MATERIALS. Upon completion of the RESEARCH PROGRAMS or earlier upon LICENSEE’s request, UTMDACC and PRINCIPAL INVESTIGATOR shall, according to LICENSEE’s instructions and at LICENSEE’s cost, return the LICENSEE MATERIALS to LICENSEE or destroy the LICENSEE MATERIALS and certify such destruction in writing.

4. FACILITIES; PERSONNEL; THIRD PARTY AGREEMENTS.

4.1 LEASE OF UTMDACC FACILITIES. It is the intention of ZIOPHARM to establish research and development capabilities at facility(ies) within or immediately proximate to the UTMDACC campus in Houston, Texas. In the event ZIOPHARM desires to lease from UTMDACC certain facility(ies) on the UTMDACC campus in Houston, Texas, then, at ZIOPHARM’s written request, and subject to the mutual agreement of ZIOPHARM and UTMDACC and the approval by the BOARD and provided that UTMDACC has available, suitable and uncommitted space that is not needed for UTMDACC’S own space needs and purposes, ZIOPHARM and UTMDACC will negotiate in good faith to enter into an agreement governing such lease (such facility(ies) the “LEASED FACILITY” and such agreement, the “LEASE AGREEMENT”). Any costs and expenses incurred by UTMDACC in connection with the build out, improvement and maintenance of such LEASED FACILITY (not including any purchase of equipment, apparatus, and other materials in connection therewith that will be owned by LICENSEE) shall be deemed DEVELOPMENT COSTS and funded by ZIOPHARM in accordance with Section 5. Unless otherwise agreed by the parties in the LEASE AGREEMENT, ZIOPHARM shall have the sole discretion to determine the layout of the LEASED FACILITY, including its floor plan(s), intended use(s), any special facility(ies), and occupants (which may include VISITING SCIENTISTS permitted by UTMDACC pursuant to Section 4.2), to the extent in compliance with APPLICABLE LAWS, including any applicable zoning requirements and any structural limitations and architectural restrictions. For the purpose of determining inventorship, ownership and rights to data, results and inventions (including STUDY DATA and INVENTIONS), activities conducted within the LEASED FACILITY shall be deemed activities conducted in a ZIOPHARM facility, despite its location on UTMDACC campus.

4.2 VISITING SCIENTIST AND STAFF STATUS. Upon the establishment of ZIOPHARM’S facilit(ies), and in furtherance of the parties collaboration on the RESEARCH PROGRAMS, UTMDACC will use its reasonable best efforts to allow LICENSEE’s designated personnel to work on-site at UTMDACC (the “VISITING SCIENTIST”) with badge and computer access to UTMDACC as well as access to UTMDACC resources to facilitate and enable (i) laboratory activities, (ii) pre-clinical research including animal studies, (iii) manufacturing of clinical-grade products; and (iv) implementation and completion of the CLINICAL TRIALS, all conducted in collaboration with and at UTMDACC. In furtherance of the foregoing, UTMDACC will determine with ZIOPHARM promptly following the EFFECTIVE DATE the feasibility of ZIOPHARM leasing and/or purchasing as appropriate suitable laboratory and other support facilities and materials from UTMDACC including, but not limited to, equipment and reagents.

4.3 PERSONNEL. The parties acknowledge that current UTMDACC personnel related to the RESEARCH PROGRAMS, including the “PROGRAM FACILITATOR”, are an integral part of the RESEARCH PROGRAMS and such personnel’s continuing active dedication to the RESEARCH PROGRAMS is integral to the success of the conduct of the RESEARCH PROGRAMS. Initially the PROGRAM FACILITATOR shall be Dr. Laurence J. N. Cooper, and any subsequent PROGRAM FACILITATOR shall be agreed upon at the JSC. Accordingly, and in furtherance of the objectives and activities set forth under Section 4.1, UTMDACC hereby consents to LICENSEE’s solicitation of the employment of the employees of UTMDACC working on the RESEARCH PROGRAMS. As of the EFFECTIVE DATE, UTMDACC shall ensure that all personnel in the laboratory of each PRINCIPAL INVESTIGATOR participating in the RESEARCH PROGRAMS understand and agree to be bound by the terms and condition of this AGREEMENT as applicable to such personnel’s area of expertise or function. After the EFFECTIVE DATE, in the event any such personnel become an employee of any of the LICENSEE while still engaged in the conduct of any of the RESEARCH PROGRAMS, UTMDACC agrees that, in conjunction with the conduct of the RESEARCH PROGRAMS at UTMDACC and subject to the visiting scientist provisions attached hereto as EXHIBIT C, it will use its reasonable best efforts to arrange for such personnel to obtain a VISITING SCIENTIST or similar appointment at UTMDACC and have reasonable and mutually agreed upon access to facilities, intranet, equipment, databases, records, samples, patients, support staff, information, services and other infrastructures utilized or generated in, or necessary or reasonably useful for the conduct of, the RESEARCH PROGRAMS. If at any time the PROGRAM FACILITATOR is not accorded the status of VISITING SCIENTIST at UTMDACC as set forth in Section 4.2, then LICENSEE shall have the right to terminate this Agreement in its entirety by written notice to UTMDACC.

4.4 APPLICABLE LAWS. The lease as well as access to and use of UTMDACC’s facilities and resources will be subject to APPLICABLE LAWS and the visiting scientist provisions attached hereto as EXHIBIT C and may not, as reasonably determined by UT System Tax Counsel, result in private business use and/or adverse tax consequences with respect to any of the tax-exempt bonds issued by UT System or covering any of UTMDACC’s facilities.

4.5 THIRD PARTY AGREEMENTS. As soon as reasonably practicable following the EFFECTIVE DATE, and to the extent contractually and/or legally permissible, the parties shall use their best efforts to effect the assignment of any third party agreements identified by the parties as an integral part of the RESEARCH PROGRAM, subject to any obligations to such third party(ies). Any cost incurred by UTMDACC in connection with any assignment shall be reimbursed by LICENSEE and shall be deemed a part of the DEVELOPMENT COSTS.

5. FUNDING OF RESEARCH PROGRAMS.

5.1 FUNDING BY ZIOPHARM. Pursuant to Section 5.2 of the LICENSE AGREEMENT and subject to the terms and conditions of this AGREEMENT, during the TERM, ZIOPHARM agrees to fund the INITIAL TRANSFER COSTS and the DEVELOPMENT COSTS up to the amount established in accordance with this Section 5, and will reimburse UTMDACC for the INITIAL TRANSFER COSTS and DEVELOPMENT COSTS actually incurred by UTMDACC in accordance with this Section 5.

5.2 ZIOPHARM FUNDING COMMITMENT.

(A) COMMITMENT. During the first three (3) consecutive twelve (12) month periods after the EFFECTIVE DATE (each such twelve (12)-month period, an “INITIAL CONTRACT YEAR”), ZIOPHARM agrees that the total funding commitment for INITIAL TRANSFER COSTS and the DEVELOPMENT COSTS shall be no less than fifteen million dollars ($15,000,000) and no more than twenty million dollars ($20,000,000) for each such INITIAL CONTRACT YEAR, commencing on the EFFECTIVE DATE. While ZIOPHARM has no obligation to fund more than twenty million dollars ($20,000,000) for each such INITIAL CONTRACT YEAR, UTMDACC also has no obligation to undertake any activity at its expense or cost or incur any cost or expense that will not be reimbursed by LICENSEE. With respect to DEVELOPMENT COSTS: (i) all expenses or costs associated with the possible preparation, filing, and maintenance of institutional and federal regulatory documents, including any supporting research thereto, including, but not limited to travel, salaries, laboratory work, supplies, animal work, equipment and maintenance, facility costs, bioprocessing, manufacturing, and correlative studies, shall be considered clinical costs, and (ii) all expenses and costs associated with basic or fundamental research that has no current or future clinical impact shall be considered research costs.

(B) ADVANCE PAYMENT TO UTMDACC. During each INITIAL CONTRACT YEAR, unless the AGREEMENT has been terminated pursuant to Section 9 or as otherwise provided in this AGREEMENT and subject to the terms and conditions of this AGREEMENT, including the last sentence of this paragraph and the rest of this Section 5, ZIOPHARM shall pay to UTMDACC (i) an advance payment of three million seven hundred fifty thousand dollars ($3,750,000) on April 13, 2015, and (ii) an additional minimum payment of three million seven hundred fifty thousand dollars ($3,750,000) thereafter on the 13th day (or, if a weekend or holiday, the next succeeding business day) of each successive July, October, January and April beginning on July 13, 2015 and ending on January 13, 2018, to cover the INITIAL TRANSFER COSTS and DEVELOPMENT COSTS incurred by UTMDACC during such calendar quarter in accordance with the TRANSFER PLAN and/or DEVELOPMENT PLANS, respectively, including the budgets contained therein. The parties acknowledge that, prior to the EFFECTIVE DATE, ZIOPHARM has made advance payment to UTMDACC in the amount of three million seven hundred fifty thousand dollars ($3,750,000). UTMDACC agrees that it will complete all administrative procedures to permit the expenditure of such advance payment by UTMDACC for the RESEARCH

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PROGRAMS within ten (10) days after the EFFECTIVE DATE. Subsequently, for each quarterly advance payment made by ZIOPHARM under this Section 5.2(B), UTMDACC shall complete all administrative procedures to permit the expenditure of such payment for the RESEARCH PROGRAM conducted at UTMDACC at the direction of the JSC within thirty (30) days after the receipt of such payment from ZIOPHARM.

(C) The parties agree that the amounts set forth in such budgets will be inclusive as to: (i) all overhead cost, salaries of laboratory technicians, students, postdocs and other research workers working on the RESEARCH PROGRAMS; (ii) all costs incurred in connection with the pre-clinical studies and clinical trials conducted as part of such RESEARCH PROGRAMS; (iii) the costs of all manufacturing process development and manufacturing activities in connection with the conduct of the RESEARCH PROGRAMS; (iv) the costs for any regulatory activities conducted in connection with the RESEARCH PROGRAMS; and (v) the costs of all laboratory facilities, supplies and equipment and other UTMDACC resources, including any leasehold improvements and/or payments related to the LEASE AGREEMENT to UTMDACC, necessary to perform such RESEARCH PROGRAMS. In determining the applicable rate for any overhead costs, UTMDACC shall ensure a fair and equitable characterization of the applicable activities (as “clinical” verses “non-clinical” activities). Further, any facility-related costs (such as leasehold improvements and/or payments related to the LEASE AGREEMENT), as well as out-of-pocket costs paid to a third party vendor, contractor and/or collaborator, shall not be subject to any overhead payment to UTMDACC.

(D) Within [***] ([***]) days after the end of each calendar quarter during the TERM beginning on and after March 31, 2015, UTMDACC shall submit to ZIOPHARM a reasonably detailed written report in a form approved by ZIOPHARM setting forth the costs and expenses incurred by UTMDACC in furtherance of the RESEARCH PROGRAMS during such prior calendar quarter in accordance with the TRANSFER PLAN, the DEVELOPMENT PLANS, and the budgets contained therein. If such costs and expenses are less than the advance payment paid by ZIOPHARM, any remaining amount shall be carried over to the subsequent calendar quarter(s), and ZIOPHARM shall be deemed to have fulfilled its funding commitment under this Section 5.2 and Section 5.2 of the LICENSE AGREEMENT even though the actual amount of funding spent during such calendar quarter would be less than three million and seven hundred fifty thousand dollars ($3,750,000). Notwithstanding anything to the contrary herein, and unless otherwise agreed by ZIOPHARM in writing, ZIOPHARM shall not be required to reimburse UTMDACC for (i) any amount greater than five million dollars ($5,000,000) for any quarterly period during an INITIAL CONTRACT YEAR (other than as a result of any carry over funding from the previous calendar quarters as set forth above), or (ii) any amount that has been incurred that is inconsistent with the TRANSFER PLAN and the DEVELOPMENT PLANS, or the budget(s) contained therein.

(E) UTMDACC shall maintain complete and accurate records, at its own cost and expense, in sufficient detail to permit Licensee to confirm the accuracy of the financial reports submitted pursuant to Section 5.2(D) above and the amount of INITIAL

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TRANSFER COSTS and DEVELOPMENT COSTS incurred by UTMDACC and/or reimbursed by ZIOPHARM. Upon five (5) administrative business days advance written notice, UTMDACC shall allow LICENSEE (or its designee) to inspect, review and make copies of such records in order to verify the accuracy of the financial reports submitted by UTMDACC. In addition, upon LICENSEE’s written request, UTMDACC shall make its accountant or other financial professional who is familiar with such records available to LICENSEE to assist LICENSEE with such review and answer LICENSEE’s questions relating thereto. The initial UTMDACC accounting and financial contact shall be: Claudia Y. Delgado, Executive Director, Grants and Contract Accounting.

5.3 PAYMENT. ZIOPHARM will pay the amount due to UTMDACC pursuant to Section 5 either by wire transfer to:

JPMorgan Chase Bank, N.A.

707 Travis

Houston, Texas 77002

SWIFT:

ABA ROUTING NO: (used for domestic wires)

ABA ROUTING NO: (used for domestic ACH)

ACCOUNT NAME: The Univ. of Texas M. D. Anderson Cancer Center

Tech Commercialization

ACCOUNT NO.:

REFERENCE: Ziopharm Research & Development Agreement

or by checks made payable to UTMDACC and sent to:

The University of Texas M. D. Anderson Cancer Center P.O. Box 4390 Houston, Texas 77210-4390 Reference: Ziopharm Research & Development Agreement

Each wire or check payment must reference the RESEARCH PROGRAMS project title and the name of the PRINCIPAL INVESTIGATOR.

5.4 EXPENDABLES AND EQUIPMENT. To the extent paid for by LICENSEE, ZIOPHARM will own all expendables and equipment purchased or fabricated in the performance of the RESEARCH PROGRAMS in accordance with the DEVELOPMENT PLAN and the budget contained therein (but excluding all [***], which shall be owned by LICENSEE). UTMDACC will store such expendables (if located at UTMDACC) under suitable storage conditions and use such expendables for the purpose of conducting the RESEARCH PROGRAMS only. UTMDACC will tag and maintain such equipment (if located at UTMDACC) in good working order and will use such equipment for the purpose of conducting the RESEARCH PROGRAMS, giving the highest priority to such use.

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6. INTELLECTUAL PROPERTY; INVENTIONS.

6.1 OWNERSHIP OF INVENTIONS. All discoveries and inventions, whether or not patentable, that are conceived or reduced to practice in the performance of any of the DEVELOPMENT PLANS under this AGREEMENT, together with all intellectual property rights therein, shall be deemed “INVENTIONS.” UTMDACC shall solely own all INVENTIONS solely made by employees, other agents and consultants of UTMDACC (the “UTMDACC PERSONNEL”), [***]. INTREXON shall solely own all INVENTIONS solely made by employees, other agents and consultants of either or both LICENSEE, and [***] regardless of the [***] (the “LICENSEE PERSONNEL”). For clarity, any VISITING SCIENTIST shall be deemed an employee of LICENSEE and not UTMDACC for the purpose of determining the inventorship and ownership of any INVENTIONS. UTMDACC and INTREXON shall jointly own all INVENTIONS made jointly by LICENSEE PERSONNEL and UTMDACC PERSONNEL [***], with each of UTMDACC on the one hand and LICENSEE on the other hand owning an undivided interest in and to such joint INVENTIONS, with the right to practice and exploit such INVENTIONS without the duty of accounting or seeking consent from the other. Notwithstanding anything to the contrary in this Agreement, LICENSEE shall at all times retain all rights and interest in the LICENSEE MATERIALS. “[***]” means all [***] by a [***] or the [***] in the [***] of the [***] of any [***] and that related to the [***] or [***] of, or the [***] of [***], [***] or [***] or [***], a [***].

6.2 DISCLOSURE. UTMDACC agrees to notify INTREXON of any INVENTIONS solely or jointly owned by UTMDACC as promptly as practicable, but in any event not later than forty-five (45) days, after the disclosure of such INVENTIONS is received by the UTMDACC Office of Technology Commercialization. After INTREXON’s receipt of such notice, the parties will cooperate to investigate, evaluate and determine the disposition of rights to such INVENTIONS.

6.3 NON-EXCLUSIVE LICENSE. UTMDACC hereby grants to INTREXON a non-exclusive, worldwide, fully paid, royalty-free, perpetual and irrevocable license (with the right to sublicense) under UTMDACC’s interest in any INVENTIONS to make, have made, use, sell, offer for sale and import any products incorporating or based upon such INVENTIONS.

6.4 EXCLUSIVE OPTION. In addition, UTMDACC hereby grants to INTREXON an exclusive option to acquire an exclusive, worldwide, royalty-bearing license (with the right to sublicense) under UTMDACC’s interest in any INVENTIONS, to make, use, sell, offer for sale and import any products incorporating or based upon such INVENTIONS, subject, however, to UTMDACC’s retained right to use the INVENTION for academic, patient care and internal non-commercial research purposes (the “OPTION”). INTREXON may exercise the OPTION for a particular INVENTION by written notice to UTMDACC within [***] ([***]) days after INTREXON’s receipt of any notice of such INVENTION from UTMDACC pursuant to Section 6.2 (the “OPTION PERIOD”). If INTREXON fails to timely exercise its OPTION within the OPTION PERIOD with respect to any INVENTION,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

INTREXON’s right to negotiate a license agreement with respect to such INVENTION will automatically terminate, and UTMDACC will be free to negotiate and enter into a non-exclusive license with any other party. If INTREXON timely exercises its OPTION for a particular INVENTION within the OPTION PERIOD, then UTMDACC and INTREXON shall negotiate in good faith for [***] ([***]) days thereafter (the “NEGOTIATION PERIOD”) the terms of license agreement under which UTMDACC shall grant INTREXON an exclusive, worldwide, royalty-bearing license (with the right to sublicense) under UTMDACC’s interest in such INVENTION to make, use, sell, offer for sale or import any products based upon or incorporating such INVENTION subject, however, to UTMDACC’s retained right to use the INVENTION for academic, patient care and internal non-commercial research purposes. If INTREXON timely exercises such OPTION, but UTMDACC and INTREXON do not enter into a license agreement during the NEGOTIATION PERIOD, INTREXON’s right to negotiate an exclusive license agreement with respect to such INVENTION will automatically terminate, and UTMDACC will be free to negotiate and enter into a non-exclusive license under such INVENTION with any other party.

6.5 PATENT PROTECTION.

(a) As between the parties, the sole owner of any INVENTION shall have the [***] to prepare, file, prosecute, maintain, enforce and defend all U.S. and foreign Patents, registrations and other forms of intellectual property in such INVENTION but nothing herein will obligate the owner to take any such actions. As between the parties, INTREXON shall have the [***] to prepare, file, prosecute, maintain, enforce and defend all U.S. and foreign Patents, registrations and other forms of intellectual property in any jointly-owned INVENTION using patent counsel of its choice that is subject to the written approval of UTMDACC not to be unreasonably withheld and at the sole cost and expense of INTREXON, with accounting to UTMDACC. INTREXON shall keep UTMDACC reasonably informed of all such preparations, filings, prosecution, maintenance, enforcement and defense and shall consider UTMDACC’s recommendations in good faith. If INTREXON elects not to file in the United States or not to maintain an application or patent arising from any jointly-owned INVENTION, INTREXON shall promptly notify UTMDACC within reasonable time for UTMDACC to file, prosecute or maintain such application or patent, and UTMDACC shall have the right to file, prosecute or maintain such application or patent, at UTMDACC’s expense. The parties shall reasonably cooperate with each other with respect to matters concerning jointly-owned INVENTIONS to the extent reasonably necessary for filing, prosecuting, maintaining, defending or enforcing any such patents, registrations and other forms of intellectual property protection.

(b) Upon INTREXON’s exercise of the OPTION, INTREXON shall advise UTMDACC whether it wishes UTMDACC to file and prosecute one of more patent application(s), domestic or foreign, on any patentable INVENTION described in the notice INTREXON receives from UTMDACC under Section 6.2, or it wishes for INTREXON to do so. During the TERM, INTREXON shall pay all reasonable costs associated with the filing and prosecution of any patent application(s) which it requests UTMDACC to file, unless and until the parties discontinue the negotiation of a license agreement pertaining to such INVENTION. The filing, prosecution and maintenance of any patent applications and/or patents claiming such INVENTION, once such license agreement is entered into, shall be governed by the terms and conditions of such license agreement. UTMDACC shall use counsel reasonably acceptable to INTREXON in filing and prosecuting any application INTREXON requests UTMDACC to file under this Section 6.5, and subject to INTREXON’s payment of all costs in connection therewith, UTMDACC agrees to file, prosecute and maintain patent applications in all countries designated by INTREXON.

6.6 NO WAIVER. INTREXON may exercise its OPTION with respect to any single INVENTION disclosed to INTREXON pursuant to Section 6.2, and any failure by INTREXON to exercise its OPTION or enter into a license agreement with UTMDACC with respect to any single INVENTION shall not be deemed a waiver: (a) of the non-exclusive license pursuant to Section 6.3; or (b) of INTREXON’s right to exercise any OPTION with respect to other INVENTIONS disclosed to INTREXON pursuant to Section 6.2.

6.7 UNIVERSITY PERSONNEL. All UNIVERSITY PERSONNEL who conduct any activities with respect to the RESEARCH PROGRAMS shall be obligated to assign to the BOARD OF REGENTS of THE UNIVERSITY OF TEXAS SYSTEM all inventions and intellectual property rights arising from their work in the RESEARCH PROGRAMS in a manner that enables the BOARD and UTMDACC to grant to INTREXON all rights UTMDACC purports to grant under this AGREEMENT.

7. GOVERNMENTAL COMMUNICATIONS; RECORDS AND REPORTS

(A) Meetings with Governmental Authorities. LICENSEE will take the initiative in arranging discussions with any governmental authority involving data from or the conduct of any RESEARCH PROGRAM or CLINICAL TRIAL. Formal meetings with governmental authorities concerning the design or data from a RESEARCH PROGRAM or CLINICAL TRIAL will be discussed and agreed upon in advance by the JSC. With the prior written consent of LICENSEE, UTMDACC will have the right to participate in all formal meetings with governmental authorities relating to RESEARCH PROGRAM or CLINICAL TRIAL unless legally precluded from doing so.

(B) Written Communications to Governmental Authorities. In addition to all documents otherwise required to be provided to the other party by this AGREEMENT, the applicable RESEARCH PROGRAM, CLINICAL TRIAL and APPLICABLE LAWS, to the extent permitted by APPLICABLE LAWS each party agrees to promptly provide the other parties with a copy of all documents and other written or electronic communications related to any RESEARCH PROGRAM or CLINICAL TRIAL which such party has submitted to any governmental authority including protocol amendments, information amendments, safety reports, annual reports, investigator reports, reports of unanticipated problems involving risks to subjects or others, reports of serious or continuing noncompliance with APPLICABLE LAWS and regulations or the requirements of an Institutional Biosafety Committee (IBC), institutional review board/ethics committee (“IBC/IRB/EC”) or reports of the suspension or termination of IBC/IRB/EC approval of human subjects research related to a RESEARCH PROGRAM

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or CLINICAL TRIAL. Information provided will be deemed CONFIDENTIAL INFORMATION (as defined in Section 15) of the party providing it as long as it otherwise qualifies as CONFIDENTIAL INFORMATION.

(C) Notice of Governmental Action. To the extent permitted by APPLICABLE LAWS, each party will promptly notify the JSC of any of the following of which it becomes aware: (i) any correspondence from any governmental authorities related to a RESEARCH PROGRAM or CLINICAL TRIAL that is received by that party, or its agents or affiliates, or by participating sites funded by that party; (b) investigations or site visits by any governmental authorities related to a RESEARCH PROGRAM or CLINICAL TRIAL whether announced or unannounced; (c) enforcement actions by any governmental authorities related to a RESEARCH PROGRAM or CLINICAL TRIAL; or (d) any action taken by any governmental authority regarding manufacturing of a product used in a RESEARCH PROGRAM or CLINICAL TRIAL. Each party will consult and cooperate with the other party and the JSC in responding to any such event, including providing documents, information and access as properly requested. Information provided will be deemed CONFIDENTIAL INFORMATION (as defined in Section 15) of the party providing it as long as it otherwise qualifies as CONFIDENTIAL INFORMATION.

(D) Records; Reports. UTMDACC shall keep accurate financial and scientific records relating to the RESEARCH PROGRAMS and will make such records available to LICENSEE (for review and/or copying) throughout the TERM and for three (3) years thereafter during normal administrative business hours. Each PRINCIPAL INVESTIGATOR will submit monthly oral reports and quarterly written reports to LICENSEE detailing RESEARCH PROGRAMS activities and results thereof, including all data and conclusions. The PRINCIPAL INVESTIGATOR shall submit to LICENSEE a comprehensive final report to LICENSEE within (90) days after this AGREEMENT expires or terminates summarizing the RESEARCH PROGRAMS accomplishments and significant findings, all INVENTIONS developed in the course of the RESEARCH PROGRAMS and any patent applications filed thereon. Subject to Sections 3.5 and 15, LICENSEE may utilize all information submitted to it pursuant to this Section 7 in any manner.

8. PUBLICATION. (A) UTMDACC has the right to publish, present or otherwise publicly disclose (to persons not bound by a confidentiality agreement) the STUDY DATA generated solely by UTMDACC PERSONNEL (“DISCLOSURE”), subject to the requirements set forth below. UTMDACC agrees to provide LICENSEE a copy of any proposed DISCLOSURE at least [***] ([***]) days prior to the earlier of submission or publication, for the LICENSEE to ascertain whether LICENSEE’s CONFIDENTIAL INFORMATION would be disclosed by the DISCLOSURE and/or whether the DISCLOSURE contains potentially patentable INVENTION so that appropriate steps may be taken to protect such INVENTION. LICENSEE will provide comments on any proposed DISCLOSURE, if any, within thirty (30) days of its receipt. If a patentable INVENTION is disclosed in an abstract, presentation, or manuscript and the owner of such INVENTION has not filed any patent applications on such INVENTION prior to the date LICENSEE receives such manuscript, LICENSEE will promptly advise

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UTMDACC whether it desires to file or to have filed a patent application thereon in accordance with Section 6.5. If necessary, UTMDACC shall delay submission or publication of the proposed DISCLOSURE to any third party for up to an additional [***] ([***]) days for the purpose of preparing and filing a patent application claiming any INVENTION disclosed therein. Additionally, UTMDACC shall delete from the proposed DISCLOSURE any CONFIDENTIAL INFORMATION of LICENSEE (excluding STUDY DATA and INVENTIONS generated by UTMDACC PERSONNEL, either solely or jointly with LICENSEE) that LICENSEE reasonably requests UTMDACC to delete. UTMDACC hereby grants LICENSEE the option of receiving an acknowledgment in any DISCLOSURE it submits that relates to the RESEARCH PROGRAMS. LICENSEE shall exercise such option by written notice to UTMDACC within [***] ([***]) days after receiving a proposed DISCLOSURE for review under this Section 8. The JSC shall assign responsibility for developing additional written procedures to facilitate efficient review of scientific communications, such as abstracts, presentations and other publications.

(B) Notwithstanding anything to the contrary, with respect to any CLINICAL TRIAL DATA resulting from a multi-center CLINICAL TRIAL, UTMDACC shall have the right to publish such CLINICAL TRIAL DATA only after the publication of the first multi-center publication, provided, however, that, if such multicenter publication is not submitted within twenty-four (24) months after the completion, termination, or abandonment of such CLINICAL TRIAL for all such sites, then UTMDACC shall have the right to publish on its own the CLINICAL TRIAL DATA resulting from the portion of the study conducted at UTMDACC, subject to Section 8(A). UTMDACC and LICENSEE shall publish any CLINICAL TRIAL DATA resulting from a CLINICAL TRIAL in which UTMDACC is the sole clinical trial site jointly, provided, however, that, if such joint publication is not submitted within twenty-four (24) months after the completion, termination, or abandonment of such CLINICAL TRIAL, then UTMDACC shall have the right to publish on its own the CLINICAL TRIAL DATA resulting from the study, subject to Section 8(A). “CLINICAL TRIAL DATA” means all data and results generated by UTMDACC in a UTMDACC-INVOLVED CLINICAL TRIAL.

(C) UTMDACC acknowledges that both of the LICENSEES are public companies and as such, are subject to certain disclosure requirements and other rules and regulations promulgated by the SEC and/or any stock exchange). As a result, other than the right to publish STUDY DATA in accordance with this Section 8(A) and Section 8(B), UTMDACC agrees that it will not make any public statements regarding any STUDY DATA or any aspect of the RESEARCH PROGRAM that may be construed as the disclosure of material non-public information, without first consulting with LICENSEES and obtaining LICENSEES’ prior written approval to do so.

9. TERM; TERMINATION.

9.1 TERM OF THE AGREEMENT. The term of this AGREEMENT (the “TERM”) shall commence on the EFFECTIVE DATE and expire on April 15th 2018, unless earlier terminated pursuant to this Section 9 or as otherwise provided in this AGREEMENT, or extended pursuant to mutual written agreement.

9.2 TERMINATION FOR MATERIAL BREACH. Either LICENSEE or UTMDACC may terminate this AGREEMENT for any material breach of this AGREEMENT by the other party, if such breach is not cured within sixty (60) days after the breaching party receives written notice of such breach by the non-breaching party. Such termination shall be effective upon expiration of such sixty (60) day period.

9.3 EFFECT OF TERMINATION. Termination or expiration of this AGREEMENT shall not affect the rights and obligations of the parties that accrued prior to the EFFECTIVE DATE of such termination or expiration. In the event of any termination of this AGREEMENT prior to the expiration date set forth in Section 9.1, ZIOPHARM shall pay the reasonable costs incurred by UTMDACC in winding down and terminating the ongoing activities under any of the RESEARCH PROGRAMS then pending under this agreement, including the costs during the wind down period and all costs incurred and non-cancelable commitments made prior to termination. After termination, UTMDACC will submit to ZIOPHARM a final report of all costs incurred and all funds received under this AGREEMENT as set forth in Section 5. The report will be accompanied by a check for any funds remaining which were paid to UTMDACC under Section 5, if any, after allowable costs and non-cancelable commitments have been paid.

9.4 SURVIVAL. The provisions of Sections 3.1(B)(8)(second sentence), 3.2 (third sentence), 3.3(E), 3.3(H), 3.3(I)(first sentence), 3.4(C), 3.4(D)(1)(last sentence), 3.4(D)(3)(except the last sentence), 3.4(D)(4), 3.5, 3.6, 4.1(last sentence), 4.2, 4.4, 5.2(E), 5.4, 6.1, 6.2 (to the extent generated during the Term), 6.3, 6.4 (to the extent generated during the Term), 6.5, 6.6, 7(D), 8, 9.3, 9.4, 10, 11, 12 (to the extent arising out of actions or omissions during the Term), 14.2, 14.3, 15, and 17 and Exhibit C shall survive termination or expiration of this AGREEMENT.

10. NOTICE. Any notices given under this AGREEMENT must be in writing and must be delivered by mail, by personal delivery or delivery service, or by facsimile addressed to the parties as follows:

UTMDACC:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization, Unit 1669

PO Box 301407

Houston, Texas 77230-1407

ATTENTION: Ferran Prat, J.D., Ph.D.

Fax No.: 713.745.4572

With a copy to with copies (which copies shall not constitute notice):

The University of Texas M. D. Anderson Cancer Center

Legal Services—Unit 1674

PO Box 301407

Houston, Texas 77230-1407

Attn: Chief Legal Officer

Fax No.: 713.745.6029

ZIOPHARM:

ZIOPHARM Oncology, Inc.

1 First Avenue

Parris Building, #34

Boston, MA 02129

Attention: Caesar J. Belbel, Chief Legal Officer

Email:

Fax No.: 617.778.0420

With a copy to with copies (which copies shall not constitute notice):

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Marc Recht

Email:

Fax No.: 617.937.2400

INTREXON:

INTREXON Corporation

20374 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Donald Lehr, Chief Legal Officer

Email:

Fax No.: (301) 556-9902

With a copy to with copies (which copies shall not constitute notice):

Troutman Sanders LLP

1001 Haxall Point

Richmond, VA 23219

Attention: John Owen Gwathmey

Email:

Fax No.: (804) 698-5174

All notices will be effective and will be deemed delivered (i) if by personal delivery or delivery service, on the date of delivery, (ii) if by electronic facsimile communication, on the date of transmission of the communication; and (iii) if by mail, three (3) days after deposit in the mail. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

11. PUBLICITY. Except as required by APPLICABLE LAWS (including to comply with regulations promulgated by the SEC and/or any stock exchange), no party shall use the name, logos, trademarks or other identifier of the other parties or the name, likeness, or image of any other party’s employees or staff members (except in an acknowledgment of sponsorship) in publications, advertising, press releases or for any other commercial purpose without such other party’s prior written consent, such consent not to be unreasonably withheld. LICENSEE shall not state or imply in any publication, advertisement, or other medium that any product or service bearing any of LICENSEE’s names or trademarks and/or manufactured, sold or distributed by LICENSEE has been tested, approved, or endorsed by UTMDACC. Notwithstanding any other provision of this Agreement, but subject to Section 8, each party and its researchers and employees will have the right, without any other party’s approval, to acknowledge any other party and any other party’s involvement with research hereunder in scientific or academic publications and communications describing the research or reporting the results of the research.

12. INDEMNIFICATION.

12.1 INDEMNIFICATION BY LICENSEE. Each of INTREXON and ZIOPHARM severally, but not jointly, hereby agrees to indemnify, hold harmless, and subject to the statutory duties of the Texas Attorney General, defend UTMDACC, SYSTEM, and BOARD, and their respective regents, officers, employees, agents and affiliates (collectively, the “UTMDACC INDEMNITEES”) from any third party damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively “LOSSES”) incurred by or imposed upon any of the UTMDACC INDEMNITEES in connection with any claims, suits, actions, demands, or judgments (collectively, “CLAIMS”) arising out of or connected with (i) LICENSEE’s activities under this AGREEMENT or the RESEARCH PROGRAMS performed by LICENSEE under this AGREEMENT, (ii) the personal injury (including death) or property damage arising out of or connected with a defect in the design or manufacture of the STUDY PRODUCTS, including LICENSEE’s failure to manufacture and provide the STUDY PRODUCTS in accordance with Good Manufacturing Practices; (iii) the use by LICENSEE of any of the STUDY DATA or STUDY SPECIMENS; or (iv) the gross negligence or intentional misconduct or unlawful act or omission by LICENSEE or a LICENSEE representative, or the injury or death of any person and/or the damage to property that arises, directly or indirectly, from the intentional, wrongful, or negligent act or omission of a VISITING SCIENTIST. The foregoing indemnity obligation shall not apply to the extent that such Losses are due to the negligence, recklessness, willful misconduct or breach of this AGREEMENT by the UTMDACC INDEMNITEE.

12.2 INDEMNIFICATION BY UTMDACC. To the extent authorized by the constitution and laws of the State of Texas, UTMDACC hereby agrees to indemnify, hold harmless and defend LICENSEE and their respective directors, officers, employees, agents and affiliates (collectively, the “LICENSEE INDEMNITEES”) from any third party LOSSES incurred by or imposed upon any of the LICENSEE INDEMNITEES in connection with any CLAIMS arising out of or connected with (i) UTMDACC’s activities under this AGREEMENT or the RESEARCH PROGRAMS performed by UTMDACC under this AGREEMENT or (ii) the gross negligence or intentional misconduct or unlawful act or omission by UTMDACC or a UTMDACC representative. The foregoing indemnity obligation shall not apply to the extent that such LOSSES are due to the negligence, recklessness, willful misconduct or breach of this AGREEMENT by the LICENSEE INDEMNITEE.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.3 TERMS OF INDEMNIFICATION. The indemnified party will promptly notify the indemnifying party of any CLAIM and will cooperate with the indemnifying party in the defense of the CLAIM; provided, however, that the indemnifying party will control such defense (subject in the case of the UTMDACC INDEMNITEES to the statutory duties of the Texas Attorney General). Any settlement agreed to by the indemnifying party may not require an indemnitee to contribute to the settlement, admit fault, or change operations or business practices. The indemnifying party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any CLAIM with respect to which the indemnifying party has agreed to provide indemnification hereunder. This indemnity shall not be deemed excess coverage to any insurance or self-insurance the indemnified party may have covering a CLAIM.

13. INSURANCE.

13.1 UNIVERSITY. UTMDACC will maintain Worker’s Compensation insurance and/or other coverage, including but not limited to clinical trial insurance on all RESEARCH PROGRAMS and its employees as required by APPLICABLE LAWS, and will self-insure or maintain insurance covering its liability under this AGREEMENT.

13.2 LICENSEE. LICENSEE shall maintain comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carrier(s). Such insurance shall be maintained at levels sufficient to support LICENSEE’s obligations, including indemnification obligations, under this AGREEMENT and at least provide minimum limits of liability of [***] Dollars ($[***]) as of the EFFECTIVE DATE, and of [***] Dollars ($[***]) as of the commencement of human clinical trials of any products developed by LICENSEE. At UTMDACC’s request, LICENSEE shall furnish a Certificate of Insurance evidencing such coverage and requiring thirty (30) days prior written notice of cancellation or material change to UTMDACC.

14. WARRANTIES; DISCLAIMER; LIMITATIONS OF LIABILITIES.

14.1 WARRANTY.

(a) UTMDACC hereby represents and warrants that it has the full right and power to grant to LICENSEE all rights it purports to grant under this AGREEMENT, including without limitations the non-exclusive license and OPTION to the INVENTION.

(b) WITH REGARD TO EACH CLINICAL TRIAL, LICENSEE REPRESENTS ON A CONTINUING BASIS THAT TO THE BEST OF THEIR KNOWLEDGE (1) THE STUDY PRODUCTS SUPPLIED BY LICENSEE HAVE BEEN MANUFACTURED IN ACCORDANCE WITH GOOD MANUFACTURING PRACTICES, AND (2) EXCEPT AS HAS BEEN DISCLOSED TO MD ANDERSON, WHICH DISCLOSURE SHALL BE MADE PROMPTLY BY LICENSEE UPON ANY

KNOWLEDGE THEREOF, THERE ARE NO KNOWN DEFECTS IN, OR HAZARDOUS OR ADVERSE AFFECTS FROM, THE STUDY PRODUCTS SUPPLIED BY LICENSEE, AND LICENSEE IS NOT AWARE OF ANY CLAIM THAT THE USE OF THE STUDY PRODUCT BY UTMDACC IN ACCORDANCE WITH THE DEVELOPMENT PLAN INFRINGES OR VIOLATES ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

(c) UTMDACC REPRESENTS ON A CONTINUING BASIS THAT TO THE BEST OF ITS KNOWLEDGE (1) THE HCT STUDY PRODUCTS PRODUCED BY UTMDACC HAVE BEEN MANUFACTURED IN ACCORDANCE WITH GOOD MANUFACTURING PRACTICES, AND (2) EXCEPT AS HAS BEEN DISCLOSED TO LICENSEE IN WRITING THERE ARE NO KNOWN DEFECTS IN, OR HAZARDOUS OR ADVERSE AFFECTS FROM, THE HCT STUDY PRODUCTS PRODUCED BY UTMDACC,.

14.2 DISCLAIMER. EXCEPT AS PROVIDED HEREIN, NO PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTION, MATERIAL, PROCESS OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF THE RESEARCH OR ANY SUCH INVENTION, MATERIAL, PROCESS OR PRODUCT.

14.3 LIMITATIONS OF LIABILITIES. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15 OR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 12, NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY SUCH DAMAGES ARISING FROM THE LOSS OF DATA OR DELAY OR TERMINATION OF THE RESEARCH, OR FROM THE USE OF THE RESULTS OF THE RESEARCH, OR ANY INVENTION, PROCESS OR PRODUCT. THE PROVISIONS OF THIS CLAUSE SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

15. CONFIDENTIALITY.

15.1 CONFIDENTIAL INFORMATION. UTMDACC (including the PRINCIPAL INVESTIGATOR) and LICENSEE may reveal to each other in the course of the RESEARCH PROGRAMS certain confidential information. UTMDACC and LICENSEE agree to hold in confidence, not use, and not disclose to any third party, any confidential information which one party (the “RECEIVING PARTY”) obtains from the other party (the “DISCLOSING PARTY”) during the course of the RESEARCH PROGRAMS (collectively, “CONFIDENTIAL INFORMATION”), except as permitted by this AGREEMENT (including the performance of its obligations and the exercise of its rights hereunder) or otherwise with the express written consent of the DISCLOSING PARTY. The obligations of confidentiality, non-use and non-disclosure under this Section 15 shall remain in force for a period of five (5) years following the disclosure of the CONFIDENTIAL INFORMATION. All INVENTIONS made by UTMDACC shall be deemed CONFIDENTIAL INFORMATION of all parties, and each party shall be deemed a DISCLOSING PARTY and a RECEIVING PARTY to such CONFIDENTIAL INFORMATION, subject, however, to the right of UTMDACC to publish in accordance with Section 8 and the right of UTMDACC to timely pursue patent protection for any such INVENTION.

15.2 PERMITTED DISCLOSURE. The RECEIVING PARTY may disclose CONFIDENTIAL INFORMATION:

(a) to its employees, other agents or consultants (including public members of its scientific or institutional review boards) on a need-to-know basis, provided, however, that such employees, other agents or consultants are bound by obligations of non-use and nondisclosure with respect to such CONFIDENTIAL INFORMATION at least as stringent as those provided in this AGREEMENT. In addition, LICENSEE shall have the right to disclose CONFIDENTIAL INFORMATION of UTMDACC to its affiliates and actual or potential licensees, sublicensees, consultants, agents, contractors, acquirers and/or investors, in connection with its exercise of the rights and fulfillment of the obligations under this AGREEMENT or the LICENSE AGREEMENT. Each party shall ensure that all employees, agents, or consultants of such party engaged in the performance of the RESEARCH PROGRAMS (in the case of UTMDACC, including the PRINCIPAL INVESTIGATOR), shall be subject to obligations of confidentiality and non-use consistent with the obligations of confidentiality and non-use contained herein.

(b) to the extent necessary in order to obtain informed consent from patients or subjects who may wish to enroll in a CLINICAL TRIAL, provided, however, that the information will be disclosed only to the extent necessary and will not be provided in answer to unsolicited inquiries by telephone or to individuals who are not eligible study candidates.

(c) to study subjects for the safety or well-being of the study subject.

15.3 EXCEPTIONS. CONFIDENTIAL INFORMATION will not include and the obligations of confidentiality and non-use contained in this Section will not apply to information which:

(a) Is in the public domain as of the EFFECTIVE DATE or comes into the public domain during the TERM through no wrongful act of the RECEIVING PARTY; or

(b) Is known by the RECEIVING PARTY prior to the execution of this AGREEMENT or prior to the disclosure of the CONFIDENTIAL INFORMATION to the RECEIVING PARTY, as evidenced by the RECEIVING PARTY’s written records; or

(c) Is rightfully received by the RECEIVING PARTY after disclosure under this AGREEMENT from a third party without a binding obligation of confidentiality to the DISCLOSING PARTY with respect to such information; or

(d) Is independently invented by an employee of the RECEIVING PARTY who did not have use of or have actual access to the information provided to the RECEIVING PARTY hereunder; or

(e) Is required to be disclosed by law or regulation, provided, however, that to the extent reasonably practicable the RECEIVING PARTY provides advance notice of the legally required disclosure to the DISCLOSING PARTY so that the DISCLOSING PARTY may seek to obtain confidential treatment of such information to the extent available under such law or regulation.

15.4 PHI. If LICENSEE comes into knowledge or possession of any “PROTECTED HEALTH INFORMATION” (as such term is defined under HIPAA) by or through UTMDACC or any information that could be used to identify any of UTMDACC’s patients or research subjects, then in accordance with APPLICABLE LAWS as applicable to UTMDACC, LICENSEE shall maintain in strict confidence and not use or disclose any such PROTECTED HEALTH INFORMATION or other legally private information; shall use any such PROTECTED HEALTH INFORMATION or other legally private information solely as permitted by APPLICABLE LAWS and the informed consent/authorization of the patient/research subject, and shall not use or disclose any such PROTECTED HEALTH INFORMATION or other legally private information in any manner that would constitute a violation of any APPLICABLE LAWS if such use or disclosure was made by UTMDACC.

16. FORCE MAJEURE. Neither party will be liable for any failure to perform as required by this AGREEMENT, if the failure to perform is caused by circumstances beyond such party’s reasonable control, such as labor disturbances or labor disputes of any kind, accidents, failure of either party to obtain any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, thefts, or other such occurrences; provided, however, that such affected party shall use reasonable efforts to overcome such circumstances.

17. MISCELLANEOUS.

17.1 ASSIGNMENT. No party may assign this AGREEMENT without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed; provided, however, that each of ZIOPHARM and INTREXON may assign the AGREEMENT in connection with a merger, consolidation or sale of all or substantially all of such party’s stock or assets to which this AGREEMENT relates.

17.2 SEVERABILITY. If any provision of this AGREEMENT becomes or is declared illegal, invalid, or unenforceable, such provision will be separable from this

AGREEMENT and the remaining provisions shall continue in full force and effect. If such separation substantially alters the basis of this AGREEMENT, the parties will negotiate in good faith to amend the provisions of this AGREEMENT to give effect to the original intent of the parties.

17.3 INDEPENDENT CONTRACTORS. The activities contemplated by this AGREEMENT do not constitute a partnership, joint venture, or separate legal entity, but a contractual relationship. Unless otherwise agreed in writing, each party will act as an independent contractor with respect to the other parties and no party will have authority to act on behalf of or bind the other party without the written agreement of the party to be bound.

17.4 LICENSEE ACTIONS. In the event this AGREEMENT calls for the decision, consent, approval or other action of the LICENSEE, such action shall be taken in accordance with the consensus position of both INTREXON and ZIOPHARM, which position shall take into account the obligations of each party under the LICENSE AGREEMENT as well as any other contractual arrangements to which INTREXON and ZIOPHARM are party. Decisions and actions of LICENSEE at the JSC shall be made in conformity with any related decisions made by and between INTREXON and ZIOPHARM pursuant to any other joint steering or other committee to which they are both party

17.5 GOVERNING LAW. This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction and venue of such courts and hereby explicitly waives the rights to any other venue to which it might be entitled by cause of action, domicile or otherwise. Nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity. Notwithstanding the foregoing, to the extent that Chapter 2260, Texas Government Code, as it may be amended from time to time (“CHAPTER 2260”), is applicable to this AGREEMENT, LICENSEE acknowledges and agrees that the dispute resolution process provided for in CHAPTER 2260 shall be LICENSEE’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the AGREEMENT by BOARD and/or UTMDACC or the State of Texas.

17.6 TEXAS STATE AGENCY. UTMDACC, as an agency of the State of Texas and a member institution of The University of Texas System, is subject to the constitution and laws of the State of Texas and, under the constitution and laws of the State of Texas, possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted under the constitution and laws of the State of Texas. Notwithstanding any other provision to the contrary, nothing in this AGREEMENT is intended to be, nor shall it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision of this AGREEMENT, the provisions of this AGREEMENT as they pertain to UTMDACC are enforceable only to the extent authorized by the constitution and laws of the State of Texas. No party to this AGREEMENT will be required to perform any act or to refrain from any act that would violate any APPLICABLE LAWS, including the constitution and laws of the State of Texas.

17.7 ENTIRE AGREEMENT; CONFLICTS. This AGREEMENT, together with Exhibits and Schedules attached hereto, represent the entire agreement and understanding between the parties with respect to its subject matter and supersedes any prior and/or contemporaneous discussions, representations, or agreements, whether written or oral, of the parties regarding the subject matter hereof. In the event of any conflict between the terms of this AGREEMENT and the LICENSE AGREEMENT, the terms of this AGREEMENT shall govern.

17.8 AMENDMENTS. Amendments or changes to this AGREEMENT shall be valid and binding only if in writing and signed by duly authorized representatives of the parties. No provision of this AGREEMENT can be waived except by the express written consent of the party waiving compliance.

17.9 COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, which shall together constitute the same legal instrument.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, these duly authorized representatives of the parties hereby execute this RESEARCH AND DEVELOPMENT AGREEMENT as of the EFFECTIVE DATE:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/ Ronald A. DePinho, M.D.

Name:	Ronald A. DePinho, M.D.

Title:	President

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Laurence J.N. Cooper, M.D. Ph.D.

Name:	Laurence J.N. Cooper, M.D. Ph.D.

Title:	CEO

INTREXON CORPORATION

By:	/s/ Donald P. Lehr

Name:	Donald P. Lehr

Title:	Chief Legal Officer

LIST OF EXHIBITS

Exhibit A:	EXISTING PROGRAMS

Exhibit B:	TRANSFER PLAN

Exhibit C:	VISITING SCIENTIST PROVISIONS

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

EXISTING PROGRAMS

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

TRANSFER PLAN

[***]

EXHIBIT C

VISITING SCIENTIST PROVISIONS

1.0	LICENSEE may assign one or more scientists that are employee(s) of Licensee to work on the RESEARCH PROGRAM on-site at UTMDACC’s facilities (the “VISITING SCIENTISTS”). The number and identity of the VISITING SCIENTISTS may be proposed by PROGRAM FACILITATOR and are subject to the reasonable approval of UTMDACC.

2.0	The VISITING SCIENTISTS may use UTMDACC’s facilities only for purposes of collaborating with UTMDACC in the RESEARCH PROGRAMS, unless otherwise agreed by UTMDACC.

3.0	The VISITING SCIENTIST(s) are LICENSEE employees and will report to a LICENSEE supervisor/manager, and LICENSEE is solely responsible for all salary, compensation, benefits and related costs associated with the VISITING SCIENTISTS. Accordingly, LICENSEE is responsible for issuing payroll checks to the VISITING SCIENTISTS; for making appropriate payroll deductions for the VISITING SCIENTISTS, as required by APPLICABLE LAWS and authorized by the VISITING SCIENTISTS; for paying the appropriate amount of all federal, state, and local taxes with respect to all compensation and benefits paid and provided to the VISITING SCIENTISTS; and for filing all appropriate and applicable forms for tax purposes. Moreover, either LICENSEE or the VISITING SCIENTISTS is responsible for the VISITING SCIENTISTS’ relocation and travel to and from Houston, as well as for any and all housing, transportation, parking, meals, and/or other personal needs of the VISITING SCIENTISTS while working at UTMDACC. Because the VISITING SCIENTISTS are not employees of UTMDACC and are instead employees of LICENSEE working on behalf of LICENSEE, the VISITING SCIENTISTS will not receive any salary, compensation, financial remuneration, benefits, and/or fringe benefits from UTMDACC, and in particular, the VISITING SCIENTISTS will not assign their interest in any INVENTIONS to UTMDACC, and will not receive from UTMDACC any portion of any royalties or proceeds resulting from any INVENTIONS made by the VISITING SCIENTISTS while working as VISITING SCIENTISTS at UTMDACC.

4.0

Subject to availability and UTMDACC’s space needs, UTMDACC will provide, at LICENSEE’s expense, a separate office for the VISITING SCIENTISTS at UTMDACC. Each such office will have a separate telephone line (either LICENSEE or the VISITING SCIENTIST is responsible for long distance phone charges), intranet and high-speed internet access, as well as appropriate keys, badges, and parking privileges (subject to the VISITING SCIENTISTS paying any existing parking rates) that will allow the VISITING SCIENTISTS to work under substantially the same conditions as UTMDACC employees with whom the VISITING SCIENTISTS work. UTMDACC may re-allocate, substitute, replace, modify and/or terminate the resources and space made available to the VISITING SCIENTISTS while working at UTMDACC as UTMDACC may reasonably determine from time to time.

5.0	The VISITING SCIENTISTS will be subject to and must abide by all UTMDACC written guidelines, policies, procedures, rules, and regulations, including all premises rules applicable to UTMDACC facilities. UTMDACC may:

i)	arrange for emergency health care for a VISITING SCIENTIST, if needed, while the VISITING SCIENTIST is on-site at UTMDACC, but UTMDACC is not responsible for costs, follow-up care, or hospitalization associated with such emergency care; and

ii)	immediately dismiss a VISITING SCIENTIST from UTMDACC if UTMDACC reasonably determines that:

(a) the presence of the VISITING SCIENTIST has a detrimental or disruptive effect upon UTMDACC’ facilities, patients, or personnel;

(b) the VISITING SCIENTIST compromises UTMDACC standards of care or performance; and/or

(c) the VISITING SCIENTIST does not abide by UTMDACC guidelines, policies, procedures, rules, or regulations.

If UTMDACC dismisses a VISITING SCIENTIST, UTMDACC will promptly provide to LICENSEE notice of such dismissal which will specify the reasons for such dismissal. Upon request from LICENSEE, UTMDACC will promptly meet with LICENSEE and discuss such situation with LICENSEE, and the PARTIES will work together in good faith to determine if, when and under what circumstances and conditions the VISITING SCIENTIST may return to work at UTMDACC.

6.0	Before beginning work at UTMDACC, the VISITING SCIENTISTS will be subject to a criminal background check and will, if requested by UTMDACC, provide proof of a history of vaccinations sufficient to meet UTMDACC’s Department of Employee Health Services guidelines, including proof of a negative tuberculosis screening test within thirty (30) days prior to beginning work at UTMDACC. If the VISITING SCIENTISTS cannot provide proof of a negative tuberculosis screening test within thirty (30) days prior to beginning work at UTMDACC, then the VISITING SCIENTISTS must successfully undergo tuberculosis screening through UTMDACC’s Department of Employee Health Services prior to beginning work at UTMDACC. UTMDACC may dismiss the VISITING SCIENTISTS if the VISITING SCIENTISTS do not meet UTMDACC’s health criteria.

7.0

Because of the VISITING SCIENTIST presence at UTMDACC, the VISITING SCIENTISTS may be exposed to research and/or other activities at UTMDACC that are independently undertaken by UTMDACC separate and apart from the RESEARCH PROGRAMS under this AGREEMENT, and/or which may be sponsored by, and/or undertaken with, or for, third parties, including third party research collaborators and/or sponsors, such as other academic institutions, other government agencies, and/or commercial organizations (“NON-LICENSEE ACTIVITIES”).

8.0	Such NON-LICENSEE ACTIVITIES may impose confidentiality obligations upon UTMDACC with respect to such activities and/or grant third parties rights in intellectual property and inventions arising from such research or activities. With respect to the VISITING SCIENTISTS, and notwithstanding any other provisions of this AGREEMENT, “OTHER CONFIDENTIAL INFORMATION” means any and all information that the VISITING SCIENTISTS obtain as a result of the presence of the VISITING SCIENTISTS at UTMDACC and that pertains to NON-LICENSEE ACTIVITIES and VISITING SCIENTISTS have not obtained such information as part of the collaborative activities being conducted at UTMDACC with respect to the RESEARCH PROGRAM. Notwithstanding any other provision of the AGREEMENT, but subject to the exceptions that may exist with respect to OTHER CONFIDENTIAL INFORMATION in the agreements governing the OTHER CONFIDENTIAL INFORMATION, the VISITING SCIENTISTS (and LICENSEE, to the extent LICENSEE learns such information) will keep confidential, and may not disclose to any individual or entity, including to LICENSEE, any OTHER CONFIDENTIAL INFORMATION that relates to or regards the NON-LICENSEE ACTIVITIES. The VISITING SCIENTISTS (and LICENSEE, to the extent LICENSEE learns such information) may also not use OTHER CONFIDENTIAL INFORMATION that relates to or regards the NON-LICENSEE ACTIVITIES in a manner that is adverse to or competes with UTMDACC, the principal investigator of such research, or any third party participant, collaborator, supporter, or sponsor of such research or activity, and the VISITING SCIENTISTS and LICENSEE may not assert any rights to, or any ownership of, other interest in any intellectual property and inventions arising from the NON-LICENSEE ACTIVITIES if the assertion of such rights to, ownership of, or other interest would conflict with, or diminish, any rights, ownership, or other interests either held by UTMDACC or granted by UTMDACC to a third party with respect to such OTHER CONFIDENTIAL INFORMATION. The VISITING SCIENTIST (and LICENSEE, to the extent LICENSEE learns such information) will not publicly disclose or publish any articles or make any presentations regarding such NON-LICENSEE ACTIVITIES without prior, written consent from UTMDACC, which consent is in the sole discretion of UTMDACC, but which UTMDACC will not unreasonably withhold.

9.0

LICENSEE will take reasonable steps to protect the confidentiality of any patient’s health and medical information that it or the VISITING SCIENTISTS have access to as a result of the presence of the VISITING

SCIENTISTS at UTMDACC. Moreover, LICENSEE will maintain, and will ensure that the VISITING SCIENTISTS maintain, the security and confidentiality of individually identifiable patient health information that either LICENSEE or the VISITING SCIENTIST obtain as a result of the presence of the VISITING SCIENTISTS at UTMDACC, and LICENSEE will comply, and will ensure that the VISITING SCIENTISTS comply, with all applicable federal and state health information confidentiality laws and regulations (including, as applicable, the Standards for Privacy of Individually Identifiable Health Information, published at Title 45 of the United States Code of Federal Regulations Parts 160 and 164), as well as any applicable national or state privacy and security laws and regulations. If the VISITING SCIENTISTS (and LICENSEE, to the extent LICENSEE learns such information) obtains any health or medical information of any patient of UTMDACC, then, unless disclosure has been authorized by a patient, the VISITING SCIENTISTS (and LICENSEE, to the extent LICENSEE learns such information) will hold in confidence the identity of the patient and the health/medical information of such patient and the VISITING SCIENTISTS (and LICENSEE, to the extent LICENSEE learns such information) must comply with applicable laws and UTMDACC policies regarding confidentiality of such information. UTMDACC will undertake reasonable efforts to shield NON-LICENSEE ACTIVITIES and OTHER CONFIDENTIAL INFORMATION from the VISITING SCIENTISTS and advise the VISITING SCIENTISTS if they are exposed to, or become involved, in NON-LICENSEE ACTIVITIES or OTHER CONFIDENTIAL INFORMATION, provided, however, that, any failure in these regards does not abrogate the other terms and provisions of this Article 9.0. The obligations set forth in this Article 9.0 survive the termination and expiration of the AGREEMENT.

10.0	The activities of the VISITING SCIENTISTS at UTMDACC are limited to the following activities, all of which are subject to and must be in accordance with APPLICABLE LAWS and UTMDACC’S written policies, and as mutually agreed upon by the parties: (i) current and future research activities under the RESEARCH PROGRAMS and VISITING SCIENTISTS may work on the RESEARCH PROGRAMS at UTMDACC, (ii) participating in the manufacture and release of products for human application, (iii) applying to, receiving and maintaining grants from federal, state, local, private, institutional and other funding sources, including maintaining any and all funding granted to VISITING SCIENTISTS prior to and after the Effective Date, (iv) benefiting from, attending and participating in activities related to philanthropy and fund raising activities, (v) supervising and at times directing trainees, post-docs, staff and faculty at UTMDACC. The VISITING SCIENTISTS will not perform the following activities in the capacity of the attending physician, unless otherwise expressly agreed to in writing by UTMDACC: i) diagnosing disease or other conditions in humans; or ii) the cure, mitigation, therapy, treatment, treatment planning, or prevention of disease in humans, or to affect the structure or function thereof, regardless of whether the VISITING SCIENTISTS are certified or qualified for the foregoing. UTMDACC will allow the VISITING SCIENTISTS to observe patients, provided that UTMDACC i) obtained any necessary consent and/or authorization from the patient, ii) otherwise complied with all APPLICABLE LAWS related thereto, and iii) directly supervises such observations.

11.0	LICENSEE is responsible for any acts and omissions of the VISITING SCIENTISTS and LICENSEE shall ensure that the VISITING SCIENTISTS are informed of these provisions and are obligated to abide by them.